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                                                                     Exhibit 2.2












                  Amended and Restated Stock Purchase Agreement

                                 by and between

                      Strategic Acquisition Partners, LLC,

                            Insurance Partners, L.P.,

                   Insurance Partners Offshore (Bermuda), L.P.

                                       and

                        Central Reserve Life Corporation


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                  AMENDED AND RESTATED STOCK PURCHASE AGREEMENT
                  ---------------------------------------------


         THIS AMENDED AND RESTATED STOCK PURCHASE AGREEMENT is made and entered into as of March 30, 1998, by and among Strategic Acquisition Partners, LLC, a Nevada limited liability company ("SAP"), Insurance Partners, L.P., a Delaware limited partnership ("IP DELAWARE"), Insurance Partners Offshore (Bermuda), L.P., a limited partnership organized under the laws of Bermuda ("IP BERMUDA") (both of IP Delaware and IP Bermuda being sometimes referred to herein as "IP") (each of SAP, IP Delaware and IP Bermuda being sometimes referred to herein as a "PURCHASER" and all of them together being sometimes referred to as the "PURCHASERS"), and Central Reserve Life Corporation, an Ohio corporation (the "COMPANY").

                  WHEREAS, the Purchasers desire to purchase, severally, 7,300,000 shares of common stock, without par value, of the Company ("COMMON STOCK") and warrants to purchase 3,650,000 shares of Common Stock from the Company in the respective amounts set forth on their respective signature pages to this Agreement, on the terms set forth herein; and

                  WHEREAS, in consideration for the Purchase Price (as hereinafter defined), the Company shall issue Common Stock and warrants to purchase Common Stock to the Purchasers.

                  NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants, agreements and promises herein contained, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  For purposes of this Agreement, the following capitalized terms shall have the following meanings:

                  "ADVERSE CLAIMS" shall mean all of the following, whether direct or indirect, accrued, absolute or contingent: (i) security interests, liens, pledges, charges, escrows, options, proxies, rights of first refusal, preemptive rights, mortgages, hypothecations, assignments, title retention agreements, indentures and security agreements, (ii) title defects, assessments, easements, reservations and encroachments; (iii) contracts of lease, license and sale; (iv) royalty and commission arrangements; (v) voting agreements and proxies; and (vi) any other claims, covenants, limitations, encumbrances, burdens and restrictions of any kind, except for restrictions under applicable securities laws.

                  "BUSINESS" shall mean the insurance business as currently conducted by the Company and the Company Subsidiaries.


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                  "CODE" shall mean the Internal Revenue Code of 1986, as
amended.

                  "COMMISSION" shall mean the Securities Exchange Commission.

                  "COMPANY MATERIAL ADVERSE EFFECT" shall mean any material adverse change in the financial condition, results of operations or business of the Company and the Company Subsidiaries as a whole, taking into account all relevant factors including without limitation, assets, liabilities, personnel, business and relationships with suppliers, customers, distributors, sales representatives, lenders, lessors and others. For purposes of this Agreement, Company Material Adverse Effect (i) shall also mean the suspension of, loss of or issuance of a cease and desist order relating to any insurance license of the Company or any Company Subsidiaries in any state or states which, individually or in the aggregate, represented 5% or more of the Company's premium revenue (for the year ended December 31, 1997).

                  "ERISA" shall mean the Employee Retirement and Income Security Act of 1974, as amended.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended

                  "FACILITIES" shall mean all the real property, buildings and improvements owned, leased, licensed or otherwise used by the Company or the Business.

                  "GAAP" shall mean U.S. generally accepted accounting principles, as consistently applied by the Company.

                  "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.


                                   ARTICLE II

                                 THE TRANSACTION

                  2.1. SALE AND PURCHASE OF SECURITIES. At Closing, the Company shall issue, sell, transfer, assign and deliver to each Purchaser, and each Purchaser shall purchase, accept, assume and receive, all right, title and interest in and to the number of shares of Common Stock and the number of warrants to purchase the number of shares of Common Stock set forth on such Purchaser's signature page to this Agreement, free and clear of any Adverse Claims. The obligations of the respective Purchasers under this Agreement shall be several and not joint.

                  2. 2. PURCHASE PRICE. The purchase price to be paid by each Purchaser for the shares of Common Stock and the warrants to purchase shares of Common Stock to be purchased by such Purchaser hereunder shall be equal to the product of $5.50 multiplied by the number of


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shares of Common Stock to be purchased by such Purchaser as set forth on such
Purchaser's signature page hereto (with respect to each Purchaser, such Purchaser's "PURCHASE PRICE").

                  (a) the Purchase Price to be paid by SAP shall be paid at the Closing as follows:

                           (i) SAP shall discharge the aggregate amount of principal and accrued and unpaid interest of the Company (the "OBLIGATIONS") under the Credit Agreement, dated as of December 16, 1997, between the Company as borrower, and SAP, as lender (the "CREDIT AGREEMENT") in an amount equal to SAP's Purchase Price.

                  (b) the Purchase Price to be paid by IP shall be paid at the Closing as follows:

                           (i) a portion of IP's Purchase Price equal to the difference of (A) the Obligations of the Company under the Credit Agreement LESS (B) SAP's Purchase Price shall be paid to the Company by wire transfer of immediately available funds to the account specified by the Company, which account shall be approved by SAP.

                           (ii) the remaining portion of IP's Purchase Price shall be paid to the Company by wire transfer of immediately available funds to the account specified by the Company.


                                   ARTICLE III

                                   THE CLOSING

                  3.1. CLOSING. The closing of the transaction contemplated by this Agreement (the "CLOSING") shall occur at 10:00 o'clock on the fifth business day following satisfaction or waiver of the conditions to closing set forth herein at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606, or at such other time or place as may be mutually agreed upon by the parties (the "CLOSING DATE"). The Closing shall be deemed to take place as of the close of business on the Closing Date.

                  3.2.  DELIVERIES BY PURCHASERS.  At the Closing,

                  (a) each Purchaser shall deliver or cause to be delivered such Purchaser's Purchase Price as set forth in Section 2.2; and

                  (b) each Purchaser shall deliver, or cause to be delivered, a certificate of such Purchaser certifying as to the continued accuracy of the representations and warranties as required by Section 11.1 and compliance with conditions precedent to the Closing;

                  (c) SAP shall deliver, or cause to be delivered an opinion of McDermott, Will & Emery relating to the formation and existence of SAP and its power and authority to enter into this Agreement and the agreements contemplated hereby.

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                  3.3. DELIVERIES BY THE COMPANY. At the Closing, the Company
shall deliver or cause to be delivered to each Purchaser the following:

                  (a) certificates representing the shares of Common Stock being purchased by such Purchaser hereunder;

                  (b) legal opinions of Baker & Hostetler and Jack Novatney, as appropriate, relating to the due organization of the Company, the authority of the Company to enter the transactions contemplated hereby, the capitalization of the Company, the absence of certain conflicts, the validity, binding nature, and enforceability of this Agreement and the agreements contemplated hereby, and certain regulatory matters pertaining to the transactions contemplated hereby;

                  (c) legal opinion of Latham & Watkins relating to securities laws matters;

                  (d) warrants substantially in the form of EXHIBIT A hereto (the "WARRANTS") issued representing the right to purchase the number of shares of Common Stock set forth on such Purchaser's signature page to this Agreement;

                  (e) certificate of incorporation of the Company, certified as of a recent date by the Secretary of State of Ohio;

                  (f) certificates of good standing, certified as of a recent date by the Secretary of Ohio and of each jurisdiction in which the Company is qualified to do business;

                  (g) a certificate of the Secretary of the Company certifying copies of the certificate of incorporation, bylaws and resolutions of the Company as of the Closing Date;

                  (h) a certificate of the Company certifying as to the continued accuracy of the representations and warranties as required by
         Section 10.1 and compliance with conditions precedent to the Closing;

                  (i) resignations from the directors of the Company named on
         Schedule 3.3(i) hereto without any claim for compensation other than directors fees and perquisites earned prior to the dates of such resignations as described on Schedule 3.3(i);

                  (j) any third party consents required to consummate the transactions contemplated hereby; and

                  (k) such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby.

                   3.4. CLOSING AGREEMENTS. At the Closing, the appropriate parties shall execute, acknowledge and deliver the following:

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                  (a) the Registration Rights Agreement substantially in the form of EXHIBIT B attached hereto (the "REGISTRATION RIGHTS
         AGREEMENT");

                  (b) a voting agreement in the form of EXHIBIT C attached hereto relating to the election of directors of the Company and certain other matters referred to therein (the "VOTING AGREEMENT");

                  (c) the Stockholders Agreement in the form of EXHIBIT D hereto (the "STOCKHOLDERS AGREEMENT"); and

                  (d) such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby.



                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to each Purchaser as of the date hereof, and as of the Closing Date, as follows:

                  4.1. ORGANIZATION; QUALIFICATION; GOOD STANDING; CORPORATE POWER.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Ohio and is duly qualified to do business and is in good standing in the state of Ohio and in all other jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be qualified and in which the failure to be duly qualified would have a Company Material Adverse Effect. The Company has the corporate power and authority to carry on its business as it is now conducted and to own, lease and operate its assets, properties, and business. The Company has the corporate power and authority to execute and deliver this Agreement and the corporate power to consummate the transactions contemplated hereby. The Company has delivered to the Purchaser complete and correct copies of its Articles of Incorporation and Code of Regulations (collectively, the "COMPANY ORGANIZATIONAL DOCUMENTS") as in effect on the date hereof.

                  (b) The only direct or indirect Subsidiaries of the Company are the entities listed on Schedule 4.1(b) (collectively, the "COMPANY SUBSIDIARIES"). The "COMPANY INSURANCE SUBSIDIARY" shall mean Central Reserve Life Insurance Company. Schedule 4.1(b) sets forth a complete list of the officers and directors of the Company and each Company Subsidiary. Except as set forth on Schedule 4.1(b), the Company and each Company Subsidiary does not have any direct or indirect equity or ownership interest in any other business or entity and does not have any direct or indirect obligation or any commitment to invest any funds in any corporation or other business or entity, other than


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         for investment purposes in the ordinary course of business in accordance with past practices. For purposes of this Agreement, the term "SUBSIDIARY" shall mean any corporation, association or other business entity of which more than 10% of the outstanding voting stock is owned or controlled, directly or indirectly, by the Company or by one or more Company Subsidiaries, or by the Company and one or more of the Company Subsidiaries.

                  (c) Set forth on Schedule 4.1(c) is a list of the states of incorporation or organization for each of the Company Subsidiaries and states in which each of the Company Subsidiaries is licensed to issue insurance. Each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Company Subsidiary has the corporate power and authority to carry on its business as it is now conducted and to own, lease and operate its properties, and is duly licensed to issue insurance and is in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be qualified. The Company has delivered to the Purchaser complete and correct copies of each Company Subsidiary's Articles of Incorporation and Bylaws or Code of Regulations as in effect on the date hereof.

                  (d) Except as disclosed on Schedule 4.1(d), the Company and the Company Subsidiaries hold all material licenses, certificates, permits, franchises and rights ("PERMITS") from all appropriate federal, state or other public authorities necessary for the conduct of the business of the Company and the Company Subsidiaries, and a list of each state in which the Company has a certificate of authority or is qualified to conduct business is attached hereto as part of Schedule 4.1(c). Except as set forth on Schedule 4.1(d), each such license, certificate, permit or franchise is without qualification or restriction. The Company and the Company Subsidiaries each have conducted its and their business so as to comply with all applicable federal, state and local statutes, ordinances, regulations or rules, and neither the Company nor any of the Company Subsidiaries is presently charged with, or, to the Company's knowledge, under governmental investigation with respect to, any actual or alleged material violations of any statute, ordinance, regulation or rule. To the Company's knowledge, neither the Company nor the Company Subsidiaries are the subject of any pending or to the Company's knowledge threatened proceeding by any regulatory authority having jurisdiction over its or their business, properties, assets or operations.

                  (e) Except as set forth on Schedule 4.1(e), a record of all material action taken by the Boards of Directors of the Company and each Company Subsidiary, and complete and accurate copies of all material actions taken by written consent of the shareholders and the Board of Directors of the Company and each Company Subsidiary, and all minutes of their respective meetings, are contained in the respective minute books of the Company and each Company Subsidiary. The minute books or stock ledgers of the Company and each Company Subsidiary, retained by the Company or by its transfer agent, contain an accurate and complete record of all issuances, transfers and cancellations of shares of capital stock of the Company and each Company Subsidiary. The Purchaser has been given access to and an opportunity to review all such minutes and minute books.

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                  4.2. AUTHORIZATION. Except as set forth on Schedule 4.2, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all necessary corporate action, subject to the approval of the shareholders of the Company, and this Agreement is legally binding on and enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy laws, insolvency laws or other laws affecting creditors' rights generally. Subject to obtaining the approvals set forth on Schedule 4.2, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate the Company's Articles of Incorporation or Code of Regulations.

                  4.3. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby by the Company require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than:

                  (a)  compliance with any applicable requirements of the HSR
         Act;

                  (b) compliance with any applicable requirements of the Securities Act and the Exchange Act;

                  (c) compliance with any applicable foreign or state securities or "blue sky" laws;

                  (d) compliance with any applicable requirement of Ohio and any other insurance regulatory authorities having jurisdiction over the Company, any of the Company Subsidiaries or the transactions described herein;

                  (e) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain would adversely affect the ability of the Company and the Company Subsidiaries to consummate the transactions contemplated hereby and operate their businesses as heretofore operated; and

                  (f) those approvals described on Schedule 4.3.

                  4.4.  CAPITALIZATION.

                  (a) The authorized capitalization of the Company consists of
         (i) 15,000,000 shares of Common Stock, without par value (the "COMPANY COMMON STOCK"), of which 4,195,172 are issued and outstanding, and 0 shares are held by the Company as treasury shares, and (ii) 2,000,000 shares of preferred stock, without par value (the "PREFERRED STOCK"), of which no shares are issued and outstanding. The Company has no other class of stock and there are, and as of the Closing Date there will be, no fractional shares of Company Common Stock issued or outstanding.

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                  (b) Except for the Common Shares Purchase Warrants providing for the purchase of 800,000 shares of Common Stock that were issued by the Company on December 16, 1997, neither the Company nor the Company Subsidiaries have granted any outstanding warrants, options, rights, calls, agreements, understandings or other commitments of any nature relating to the authorization, issuance, sale or repurchase of any equity securities of the Company or the Company Subsidiaries. There are no rights in or claims possessed by a person enforceable against the Company in law or in equity to compel such an authorization, issuance, sale, or repurchase. Except as otherwise provided in the Articles of Incorporation of the Company and except as set forth on Schedule 4.4(b), all of the issued and outstanding shares of Company Common Stock will be entitled to vote to approve this Agreement.

                  (c) The Company owns directly or indirectly all of the issued and outstanding shares of capital stock of the Company's Subsidiaries.
         Schedule 4.4(c) accurately identifies the number of shares of authorized and outstanding capital stock of the Company's Subsidiaries.

                  (d) All of the outstanding shares of the Company and the Company's Subsidiaries (i) are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and, in the case of the shares of the Company Subsidiaries, are owned free and clear of all liens, charges or encumbrances, except as listed on Schedule 4.4(d) and
         (ii) have been issued in compliance with all applicable federal and state securities laws. Upon issuance, the Stock will be (i) duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and (ii) issued in compliance with all applicable federal and state securities laws.

                  (e) Upon consummation of the transactions contemplated hereby, Purchaser will have good and marketable title to and ownership of the Stock free and clear of all Adverse Claims other than the Ohio General Corporation Law, the Articles of Incorporation of the Company, the Code of Regulations of the Company, all federal and state securities laws, the Registration Rights Agreement or the Voting Agreement.

                  4.5.  FINANCIAL STATEMENTS.

                  (a) The Company has furnished to the Purchaser true, correct and complete copies of: (i) the audited Consolidated Balance Sheets of the Company as of the fiscal years ended December 31, 1997, 1996 and 1995, and the related Consolidated Statements of Operations, Shareholders' Equity and Cash Flows for each of the fiscal years ended December 31, 1997, 1996 and 1995, including the respective notes thereto, together with the reports of KPMG Peat Marwick LLP relating thereto ("COMPANY FINANCIAL STATEMENTS"); and (ii) annual audited Statutory Financial Statements for the Company Insurance Subsidiary for the years ended December 31, 1997, 1996, and 1995 (collectively, the "STATUTORY STATEMENTS"). Except as set forth on Schedule 4.5(a), such Company Financial Statements present fairly the financial position of the Company and the Company Subsidiaries taken as a whole as of and for the periods ended on their respective dates and the operating results of the Company and the Company Subsidiaries

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         taken as a whole for the indicated periods in conformity with GAAP.
         Except as set forth on Schedule 4.5(a), since December 31, 1997 to the date hereof, there have not been any material adverse changes in the Company's and the Company Subsidiaries' consolidated financial condition, assets, liabilities or business, other than changes in the ordinary course of business. The Statutory Statements (i) have been prepared in accordance with the books and records of the Company Insurance Subsidiary, (ii) are prepared in accordance with the statutory accounting provisions of the insurance laws of the applicable jurisdictions, and (iii) are prepared in a manner consistent with prior periods, except for any changes required by applicable law. Such Statutory Statements, when read in conjunction with the notes thereto and any statutory audit reports relating thereto, present fairly in all respects the statutory financial condition of the Company Insurance Subsidiary at December 31, 1997, 1996, and 1995, and the statutory results of their respective operations for the periods then ended.

                  (b) The Company will furnish the Purchaser, at the time of the filing thereof, with copies of its unaudited quarterly reports and any amendments thereto filed with the Commission subsequent to December 31, 1997 until the Closing Date ("SUBSEQUENT COMPANY FINANCIAL STATEMENTS").

                  (c) The Subsequent Company Financial Statements, will be, prepared in accordance with GAAP, utilizing accounting practices consistent with prior years except as otherwise disclosed, and comply or will comply with applicable accounting requirements and with the rules and regulations of the Commission with respect thereto. All of the Subsequent Company Financial Statements will present fairly, the financial position of the Company and the Company Subsidiaries taken as a whole and the results of its and their operations and changes in its and their financial position as of and for the periods ending on their respective dates.

                  (d) The Company has delivered to the Purchaser true and complete copies of the following SAP Financial Statements (as defined hereinafter) for the Company Insurance Subsidiary: SAP Financial Statements for each Company Insurance Subsidiary for the years ended December 31, 1995, 1996 and 1997, and the notes related thereto ("SAP FINANCIAL STATEMENTS"). Each of the SAP Financial Statements complied in all material respects with all applicable laws when so filed, except for such deficiencies known to the Company and each Company Insurance Subsidiary with respect to any such SAP Financial Statements which have been cured or corrected. The Company will furnish the Purchaser copies of any amendments to prior SAP Financial Statements and any SAP Financial Statements prepared for periods subsequent to December 31, 1997 and prior to the Closing Date. Each such SAP Financial Statement (and the notes related thereto), including without limitation, each statement of admitted assets, liabilities and capital surplus and each of the statements of operations, changes in unassigned surplus account, and cash flow contained in the respective SAP Financial Statements, was or will be prepared in accordance with SAP, is or will be true and complete in all material respects, and presents or will present fairly the financial condition, admitted assets and properties and liabilities of each Company Insurance Subsidiary as of the respective dates thereof, and the results of operations and changes in capital and surplus and in the cash flow of

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         each such Company Insurance Subsidiary for and during the respective periods covered thereby. All reserves with respect to insurance written or assumed by each Company Insurance Subsidiary as established or reflected on such SAP Financial Statements, were or will be determined in accordance with generally accepted actuarial principles and practices and are or will be in all material respects in accordance with the related insurance, coinsurance and reinsurance contracts of the Company Insurance Subsidiary, and meet in all material-respects the requirements of the insurance laws of the jurisdictions in which such contracts were issued or delivered.

                  (e) As used herein, "SAP" shall mean the accounting practices prescribed or permitted by the National Association of Insurance Commissioners and the insurance regulatory authority in the state in which each Company Insurance Subsidiary is domiciled or qualified to do business, as the case may be, consistently applied throughout the specified period and in the immediately prior comparable period. "SAP STATEMENTS" shall mean any annual statements, quarterly statements and other financial statements and presentations of any Company Insurance Subsidiary prepared in accordance with SAP and filed with or submitted to the insurance regulatory authority in the state in which such Company Insurance Subsidiary is domiciled on forms prescribed or permitted by such authority.

                  4.6.  ABSENCE OF CERTAIN CHANGES AND UNDISCLOSED LIABILITIES.

                  (a) Except as set forth on Schedule 4.6(a) or reflected in the Company Financial Statements or the SAP Financial Statements, since December 31, 1997 to the date of this Agreement, (i) the businesses of the Company and the Company Subsidiaries have been conducted only in the ordinary course, in the same manner as theretofore conducted; (ii) neither the Company nor any Company Subsidiary has declared, set aside or paid any dividend or distribution in respect of the capital stock of the Company or any Company Subsidiary, or any direct or indirect redemption, purchase or other acquisition by the Company or such Company Subsidiary of any such stock; (iii) neither the Company nor any Company Subsidiary has issued additional shares or granted new options; and (iv) there has not occurred any event or circumstance resulting, or reasonably expected to result in a Company Material Adverse Effect.

                  (b) Except as described in a Schedule hereto or as and to the extent reflected or reserved against in the Subsequent Company Financial Statements in accordance with GAAP, since December 31, 1997, neither the Company nor the Company Subsidiaries will have, at the date of such statements, any liabilities or obligations, of any nature, secured or unsecured (whether accrued, absolute, contingent or otherwise) including, without limitation, any tax liabilities due or to become due, except which have been incurred in the ordinary course of business.

                  (c) Except as disclosed on Schedule 4.6(c) or in respect of any action taken prior to the date hereof at the direction or consent of any Purchaser, Billy B. Hill or Val Rajic, since December 31, 1997 to the date of this Agreement the Company has conducted its business in the ordinary course and there has not been:

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                                    (i) any damage, destruction or other
                  tangible property or casualty loss (whether or not covered by insurance) which, individually or in the aggregate, has had or would have a Company Material Adverse Effect;

                                    (ii) any amendment, termination or waiver by
                  the Company or any Company Subsidiary, of any material right under any agreement, contract or other written commitment to which it is a party or by which it is bound and which is required to be disclosed in Schedule 4.16, other than in the ordinary course of business;

                                    (iii) any material reduction in the amounts
                  of coverage provided by existing casualty and liability insurance policies with respect to the business or properties of the Company or any Company Subsidiary;

                                    (iv) any grant of any severance or
                  termination pay to any director, officer or, other than in the ordinary course of business consistent with past practice, any employee of the Company or any Company Subsidiary, or increase in benefits payable to any director or officer other than in the ordinary course of business under existing benefit plans;

                                    (v) any new or amendment to or alteration of
                  any existing bonus, incentive, compensation, severance, stock option, stock appreciation right, pension, matching gift, profit-sharing, employee stock ownership, retirement, pension group insurance, death benefit, or other fringe benefit plan, arrangement or trust agreement adopted or implemented by the Company or any Company Subsidiary, excluding individual actions with respect to non-officer employees in the ordinary course of business consistent with past practice;

                                    (vi) other than in the ordinary course of
                  business consistent with past practice, the cancellation, waiver, release or other compromise of any debt, claim or right in excess of $25,000;

                                    (vii) any material change in any accounting
                  principle or practice or method or application thereof;

                                    (viii) the termination, lapse, suspension,
                  revocation of, amendment of, limitation upon, disposal of or failure to renew any license or permit necessary for the operation of the business of the Company or any Company Subsidiary.

                                    (ix) any agreements other than on an
                  arm's-length basis between the Company and any director, executive officer or affiliate or associate of the foregoing;

                                    (x) other than in the ordinary course of
                  business consistent with past practice, any change in any underwriting, actuarial, investment, or financial

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                  reporting practice or policy followed by the Company or any
                  Company Subsidiary or method or application thereof, or any assumption underlying such principle, practice or policy;

                                    (xi) other than in the ordinary course of
                  business consistent with past practice, any termination, amendment, or execution by the Company or any Company Subsidiary of any reinsurance, coinsurance or similar contract or treaty, as ceding or assuming insurer;

                                    (xii) any sale, transfer, or conveyance of
                  assets or properties of the Company or any Company Subsidiary (other than investment securities) with an individual book value or with any aggregate book value in excess of $25,000; or

                                    (xiii) any purchase of any investment
                  securities by the Company or any Company Subsidiary other than purchases of investment grade commercial paper or cash equivalents.

                  4.7. NO VIOLATION. Except as set forth on Schedule 4.7, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Articles of Incorporation or Bylaws or Code of Regulations of the Company or any Company Subsidiary, (ii) violate any statute, code, ordinance, rule, regulation, ("LAWS") judgment, order, writ, decree or injunction ("ORDERS") applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets, or
(iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company or any Company Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected.

                  4.8. LITIGATION. Except as set forth on Schedule 4.8, there are no legal, quasijudicial, administrative, or other actions, suits, proceedings, or claims (including non-contractual claims, bad faith claims and claims against the Company's or any Company Subsidiary's directors or officers, but excluding coverage and other claims made with respect to insurance policies issued by the Company or any Company Subsidiary), or investigations about which the Company has knowledge, of any kind or nature pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries. Except as set forth on Schedule 4.8, neither the Company nor the Company Subsidiaries are subject to or in default with respect to, nor are any of its or their assets subject to, any outstanding judgment, order or decree of any court or of any governmental agency or instrumentality.

                  4.9.  TAXES, RETURNS AND REPORTS.

                  (a) Except as may be reflected on Schedule 4.9(a), each of the Company and Company Subsidiaries has duly filed all federal, state, county, local and foreign tax returns including, without limitation, information returns and returns of estimated tax (collectively "TAX RETURNS"), required to be filed by it on or prior to the date hereof, including applicable extensions (all such Tax Returns being accurate and complete in all material respects) and has duly paid or made adequate provision for the payment of all Taxes (as defined below) that have been incurred by it or are due or to the Company's knowledge, claimed to be due from it by Federal, state, county, local or foreign taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than Taxes that are being contested in good faith (and which are set forth on Schedule 4.9(a)). Except as set forth on Schedule 4.9(a), the federal income tax returns of the Company and Company Subsidiaries have been examined by the Internal Revenue Service ("IRS") for all years through and including 1989, and the deficiencies (if any) asserted as a result of such examination have been satisfied. Except as may be reflected on
         Schedule 4.9(a) there are no disputes pending, or claims asserted or assessments upon the Company or any Company Subsidiaries regarding Taxes, nor does the Company or any Company Subsidiaries have outstanding any currently effective waivers extending the statutory period of limitation applicable to any Federal, state, county, local or foreign Tax Return for any period. In addition, except as set forth on
         Schedule 4.9(a), (i) proper and accurate amounts (in all material respects) have been withheld by the Company and Company Subsidiaries from their employees, customers, shareholders and others from whom they are required to withhold Tax in compliance with all applicable Federal, state, county, local and foreign laws, and (ii) there are no Tax liens upon any property or assets of the Company or Company Subsidiaries except liens for current Taxes not yet due. Except as set forth on
         Schedule 4.9(a), no property of the Company or any Company Subsidiaries is property that the Company or any Company Subsidiaries is or will be required to treat as being owned by another person pursuant to the provisions of former Section 168(f)(8) of the Code or is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Except as set forth on Schedule 4.9(a), neither the Company nor any Company Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any Company Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method. Except as set forth on Schedule 4.9(a), neither the Company nor any Company Subsidiaries has entered into a transaction which is being accounted for as an installment sale under Section 453 of the Code.

                  (b) The Financial Statements and the Subsequent Financial Statements delivered to the Purchaser contain in conformity with GAAP, adequate accruals for all Taxes with respect to periods covered thereby and all prior periods;

                  (c) Except as set forth on Schedule 4.9(c), all Tax deficiencies asserted or assessed against the Company or any Company Subsidiaries have been paid or finally settled with no remaining amounts owed;

                  (d) Except as set forth on Schedule 4.9(d), there is no pending, or to the knowledge of the Company, threatened action, audit, proceeding or investigation (of which investigation the Company has knowledge) with respect to (i) the assessment or collection of Taxes, or (ii) a claim for refund made by the Company or any Company Subsidiaries with respect to Taxes previously paid;

                  (e) Except as set forth on Schedule 4.9(e), there are no outstanding requests for extensions of time within which to file returns and reports in respect of any Taxes;

                  (f) Except as set forth on Schedule 4.9(f), neither the Company nor any Company Subsidiaries have taken action not in accordance with past practice that would have the effect of deferring any material Tax liability from any period ending on or before the Closing Date to any period ending after such date;

                  (g) Except as set forth on Schedule 4.9(g), neither the Company nor any of the Company Subsidiaries is a party to any tax-sharing agreement or similar arrangement (whether express or implied), including any terminated agreement, as to which any of them could have any continuing liability following the Closing Date, nor has any continuing liability for Taxes of any other corporation pursuant to Treasury Regulation Section 1.1502-6 (or similar state, local, or foreign provision); and

                  (h) As used herein, "TAXES" and all derivations thereof means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, capital stock, franchise, profits, withholding, social security (or similar) unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax, charge, fee levy or other like assessment of any kind whatsoever, including any interest, penalty, and/or addition thereto.

                  4.10.  CORPORATE PROPERTIES.

                  (a) Schedule 4.10(a) accurately identifies: (i) all real property owned, beneficially or otherwise, or controlled by the Company or the Company Subsidiaries, whether owned outright, as a joint venture, or owned or controlled in any other capacity (all of which shall be defined as "REAL ESTATE") and such Schedule 4.10(a) sets forth a complete legal description of the Real Estate and a brief description of any buildings located thereon; and (ii) all copyrights, patents, trademarks, trade names or applications pending therefor owned by the Company and the Company Subsidiaries. Except as set forth on Schedule 4.10(a), all of the Company's or the Company Subsidiaries' properties, leasehold improvements and equipment are in reasonable operating condition, except as would not cause a Company Material Adverse Effect.

                  (b) Neither the Company nor any Company Subsidiary owns any right, title or interest in any real property, except as particularly described on Schedule 4.10(a). Schedule 4.10(b) sets forth a complete and accurate list and general description of all material leases for real property ("REAL PROPERTY LEASES") to which the Company or any Company Subsidiary is a party or by which any of them are bound. The activities of the Company and the Company Subsidiaries with respect to all real property and Real Property Leases owned or held by each of them for use in connection with their respective operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws, rules and regulations of any court, administrative agency or commission or other governmental authority or instrumentality affecting such properties. The Company and each Company Subsidiary enjoy peaceful and undisturbed possession under all Real Property Leases to which they are parties, and all of such Real Property Leases are valid and in full force and effect.

                  (c) Except as set forth on Schedule 4.10(c), the Company and the Company Subsidiaries have good and marketable title to all of their owned real and personal property, free, clear and discharged of, and from, any and all liens, mortgages, charges, encumbrances and/or security interests (each, an "ENCUMBRANCE"), except for (i) Encumbrances for inchoate mechanics' and materialmen's liens for construction in progress and workmen's, repairmen's, warehousemen's and carriers' liens arising in the ordinary course of business, (ii) Encumbrances for Taxes not yet payable, (iii) Encumbrances arising out of, under, or in connection with, this Agreement, (iv) Encumbrances and easements of record, (v) rights of lessors, co-lessees or subleases that are reflected in each respective Real Property Lease and (vi) Encumbrances which do not significantly impair the use, value or transferability of such property (collectively, "PERMITTED ENCUMBRANCE").

                  (d) The Company or any of the Company Subsidiaries (as the case may be), as lessee, has the right under valid and subsisting leases to occupy, use, possess and control all property leased by the Company or its Subsidiary, qualified only by the written terms of such leases, copies of which are attached to Schedule 4.10(d).

                  (e) The Company and each Company Subsidiary owns or possesses, or holds a valid right or license to use, all intellectual property, patents, trademarks, tradenames, service marks, copyrights and licenses, and all rights with respect to the foregoing (collectively, the "IP RIGHTS"), necessary for the conduct of its business as now conducted, without any conflict with the rights of others.

                  4.11. INSURANCE ISSUED BY COMPANY SUBSIDIARIES; RESERVES; REINSURANCE TREATIES.

                  (a) Each form of insurance policy, policy endorsement or amendment, reinsurance contract, annuity contract, application form, sales material and service contract now in use by the Company or any Company Subsidiary in any jurisdiction has, where required, received interim or final approvals from the appropriate insurance regulatory authorities of such jurisdiction.

                  (b) Neither the Company nor any Company Subsidiary has issued any participating policies or any retrospectively rated policies of insurance, other than policies with final premiums subject to audit.

                  (c) (i) Any premium rates required to be filed with or approved by insurance regulatory authorities have been so filed and have received interim or final approval from such regulatory authorities, and (ii) all premiums charged by the Company Subsidiaries conform with such approvals.

                  (d) Schedule 4.11(d) sets forth the Company and the Company Insurance Subsidiary's estimated liabilities for unearned premiums, outstanding claims (including claims due and unpaid, not yet due, and incurred but not reported) and claims expenses (collectively, "Reserves"), gross and net reinsurance thereof, as of December 31, 1997, pertaining to the Company's life, health and annuity insurance businesses. Except as set forth on Schedule 4.11(d), the Reserves were prepared in accordance with the statutory or other accounting practices prescribed or permitted by the applicable insurance regulatory authorities. Liabilities for outstanding claims and claims expenses as of December 31, 1997 have been estimated in full accordance with the Company's prior practices and procedures.

                  (e) Schedule 4.11(e) sets forth a list and description of all quota share, stop loss or other reinsurance or coinsurance agreements to which either the Company or any Company Subsidiary is a party.

                  (f) The Company's and the Company Insurance Subsidiary's Reserves, gross and net of reinsurance assumed or ceded, as of December 31, 1997, and each of the preceding five calendar years pertaining to the Company's and the Company Insurance Subsidiary's businesses, have been determined on a consistent basis except as described in Schedule 4.11(f).

                  (g) All insurance contract benefits payable by the Company Insurance Subsidiary and by any other person that is a party to or bound by any reinsurance, coinsurance or other similar contract with such Company Insurance Subsidiary, have in all respects been paid or are in the course of settlement in accordance with the terms of the insurance, reinsurance or coinsurance contracts under which they arose, except for such benefits which the Company Insurance Subsidiary reasonably believes there is a basis to contest payment.

                  (h) No outstanding insurance contract issued, reinsured, underwritten or assumed by any Company Insurance Subsidiary entitles the holder thereof or any other person to receive dividends, distributions or other benefits based upon the revenues or earnings of such Company Insurance Subsidiary or any other person;

                  (i) The underwriting standards utilized and ratings applied by the Company Insurance Subsidiary and by any other person that is a party to or bound by any insurance, reinsurance, coinsurance or other similar contract with any of the Company Insurance Subsidiary conforms in all respects as to such contracts to the standards and ratings required pursuant to the terms of the respective insurance, reinsurance, coinsurance or other similar contracts, except for such non-conformity as would not have a Company Material Adverse Effect;

                  (j) All amounts to which each Company Insurance Subsidiary is entitled under reinsurance, coinsurance or similar contracts (including without limitation amounts based on paid and unpaid losses) are fully collectible, in accordance with the terms of such contracts except as would not have a Company Material Adverse Effect; and

                  (k) Each insurance agent, general agent, broker, producer, or representative, for any Company Insurance Subsidiary, is duly licensed under state insurance laws for the type of business written, sold or produced by such person in the particular jurisdiction in which such person writes, sells or produces such business for the Company Insurance Subsidiary and, where required by law, is duly appointed by the Company to act as agent for the Company, except where such lack of licensure would not have a Company Material Adverse Effect.

                  4.12.  EMPLOYEE BENEFIT PLANS.

                  (a) Set forth on Schedule 4.12(a) is an accurate description of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, other material employee benefit plans and any applicable "change in control" or similar provisions in any plan, contract or arrangement which cover employees, former employees, agents or independent contractors of the Company and Company Subsidiaries, and all other benefit plans, contracts or arrangements covering directors, employees, former employees, agents or independent contractors of the Company or Company Subsidiaries (the "EMPLOYEES"), including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA (collectively, the "COMPENSATION AND BENEFIT Plans"). True and complete copies of all Compensation and Benefit Plans and such other benefit plans, contracts or arrangements, including, but not limited to, any trust instruments and/or insurance contracts, if any, forming a part of any such plans and agreements, and all amendments thereto, including, but not limited to (i) the actuarial report for such plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such plan, are attached as Schedule 4.12(a).

                  (b) All employee benefit plans, other than any multiemployer plans ("MULTIEMPLOYER PLAN") within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, covering Employees (the "PLANS"), to the extent subject to ERISA, are in substantial compliance with ERISA. Each Plan which is an "employee pension benefit plan" within the meaning of
         Section 3(2) of ERISA ("PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or threatened litigation relating to the Plans. Neither the Company nor any of the Company Subsidiaries has engaged in a transaction with respect to any Plan that could subject the Company or any of the Company Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

                  (c) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of Company Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company or any of Company Subsidiaries under Section 4001 of ERISA or Section 414 of the Code (an "ERISA AFFILIATE"). The Company and Company Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a Multiemployer Plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the twelve-month period ending on the date hereof.

                  (d) All contributions required to be made under the terms of any Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor the Company Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to section 401(a)(29) of the Code.

                  (e) The Company, the Company Subsidiaries and the ERISA Affiliates have not contributed to any Multiemployer Plan, and are not a party to any Multiemployer Plan.

                  (f) Neither the Company nor the Company Subsidiaries has any obligations for retiree health and life benefits under any Plan other than as required by the provisions of SECTION 601 through 608 of ERISA and SECTION 4980B of the Code or any applicable state law, except as set forth on Schedule 4.12(f). Except as set forth on Schedule 4.12(f), there are no restrictions on the rights of the Company or the Company Subsidiaries to amend or terminate any such Plan without incurring any liability thereunder.

                  (g) Neither the Company nor any of the Company Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is the Company or any of the Company Subsidiaries the subject of any proceeding asserting that the Company or any such Subsidiary has committed an unfair labor practice or seeking to compel the Company or such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike involving the Company or any of the

         Company Subsidiaries pending or threatened, nor is the Company aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

                  (h) With respect to the Compensation and Benefit Plans, all required payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued and any bonding with respect to such Compensation and Benefit Plan required under ERISA is in full force and effect, except which would not have a Company Material Adverse Effect. None of the Compensation and Benefit Plans has any unfunded liabilities, except which would not have a Company Material Adverse Effect. The Company and the Company Subsidiaries have complied with all terms of ERISA and all regulations thereunder with respect to all Compensation and Benefit Plans.

                  4.13.  EMPLOYEES.

                  (a) The Company and each Company Subsidiary is in compliance with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. The Company has complied with all applicable notice provisions of and has no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. The Company is not a party to any collective bargaining agreement or other labor union contract nor does the Company know of any activities or proceedings of any labor union to organize any of its employees.

                  (b) Except as disclosed in the Company Financial Statements, all sums due for employee compensation have been paid, accrued or otherwise provided for, and all employer contributions for employee benefits, including deferred compensation obligations, and any benefits under any Compensation and Benefit Plan have been duly and adequately paid or provided for in accordance with plan documents. No person treated as an independent contractor by the Company or any Company Subsidiary is an employee as defined in Section 3401(c) of the Code, nor has any employee been otherwise improperly classified, as exempt, nonexempt or otherwise, for purposes of federal or state income tax withholding or overtime laws, rules or regulations. Schedule 4.13(c) sets forth the name, title, current annual compensation rate (including bonus and commissions) and current base salary rate of each officer of the Company and each Company Subsidiary as of June 30, 1997. The Company Financial Statements contain accurate accounts of all accrual bonuses, sick leave, severance pay and vacation benefits for Company and Company Subsidiary employees in accordance with GAAP. Copies of organizational charts, any employee handbook(s), and any reports and/or plans prepared or adopted pursuant to the Equal Employment Opportunity Act of 1972, as amended, have been made available to the Purchaser.

                  (c) Each of the Company and the Company Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health, and is not engaged in any material unfair labor practice within the meaning of Section 8 of the National Labor Relations Act, and (i) there is no proceeding pending or, to the knowledge of the Company, threatened against it relating to any thereof, or (ii) to the knowledge of the Company, any investigation pending or threatened against it relating to any thereof.

                  4.14. BROKERAGE COMMISSIONS AND FEES. All negotiations relating to this Agreement and the transactions contemplated hereby have been and will be carried on by the Company directly with the Purchaser, its counsel, accountants and other representatives in such a manner as not to give rise to any claim against the Purchaser or the Company for any brokerage commission, finder's fee, investment advisor's fee or other like payment arising out of the transactions contemplated hereby, other than the agreement between the Company and Advest, Inc. relating to certain fees of Advest, Inc. in connection herewith.

         The Company has fee agreements with all outside attorneys, accountants, and other independent experts and advisors it has used or plans to use in connection with the transactions contemplated by this Agreement, which provide that such attorneys, accountants, and other independent experts and advisors will be compensated only at their normal rates plus reasonable out-of-pocket expenses except as set forth on Schedule 4.14.

                  4.15.  CERTAIN AGREEMENTS.

                  (a) Schedule 4.15(a) sets forth a complete and accurate list of all material contracts of the Company and the Company Subsidiaries as of the date of this Agreement, as defined in Item 601(b)(10) of Regulation S-K (the "MATERIAL CONTRACTS"). The Company and the Company Subsidiaries have performed all of the respective obligations required to be performed by them to date and are not in default under or in breach of any term or provision of any of the Material Contracts or any Real Property Leases to which any of them is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or breach. There are no events, facts or circumstances of which constitute or, with the gaining of notice or the passage of time or both, would constitute a default or breach of any of the Material Contracts or Real Property Leases by the other parties thereto. Each of the Material Contracts is a valid and binding agreement of the Company or a Company Subsidiary, as the case may be, and, to the Company's knowledge, of all other parties thereto.

         (b) Schedule 4.15(b) also accurately identifies all of the following agreements, contracts, or other instruments written or, to the knowledge of the Company, oral, to which the Company or the Company Subsidiaries are a party or by which any of them are bound or affected or by which any of the stock, properties, or assets of the Company or the Company Subsidiaries are bound or affected, or under which any of their officers, directors, employees, or shareholders have rights: (i) any agreements, plans or arrangements under or pursuant to which any of the benefits of which will be increased, or the vesting of benefits of which will be increased or accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement; and (ii) any agreement, instrument, or understanding of the Company or the Company Subsidiaries with any third parties, whether or not made in the ordinary and regular course of business, which materially restricts the ability of the Company to enter into any line of business or any geographic region. True, complete, and correct copies of all of the written agreements, contracts, or other instruments, and written descriptions of the material details of any oral agreements or instruments identified on
         Schedule 4.15(b) are attached to Schedule 4.15(b).

                  4.16. ORDERS INJUNCTIONS, DECREES, COMPLIANCE WITH APPLICABLE LAWS.

                  (a) Except as set forth on Schedule 4.16(a), neither the Company nor the Company Subsidiaries is subject to any order, injunction or decree, written agreement, consent agreement, or memorandum of understanding of any governmental body or court, or is in violation of any order, injunction, or decree, written agreement, consent agreement or memorandum of understanding.

                  (b) Except as set forth on Schedule 4.16(b), neither the Company nor the Company Subsidiaries is subject to any cease-and desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Schedule 4.16(b), a "REGULATORY AGREEMENT"), any regulatory agency or other governmental entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its management or its business, nor has the Company or the Company Subsidiaries been advised by any regulatory agency or other governmental entity that it is considering issuing or requesting any Regulatory Agreement.

                  (c) The Company has delivered to the Purchaser copies of the most recent examination reports, including related management letters, of the Company Insurance Subsidiary conducted by any state insurance department examiners, and reflecting the results of the most recent examinations of the affairs of such Company Insurance Subsidiary, and will furnish promptly to the Purchaser any additional such reports or drafts of such reports received by the Company or any Company Insurance Subsidiary prior to Closing. Except as set forth on Schedule 4.16(c), all material deficiencies or violations noted in such examination reports for the periods examined have either been resolved or are being resolved to the satisfaction of or accepted by the insurance regulatory authorities of the state conducting such examinations, without any enforcement action taken against any such Company Insurance Subsidiary. There are no examinations by any state insurance department examiners in progress at any Company Insurance Subsidiary, nor, to the knowledge of the Company, pending or scheduled with respect to any Company Insurance Subsidiary.

                  4.17. SHAREHOLDERS OF THE COMPANY. Schedule 4.17 accurately identifies the names and addresses of all of the shareholders who, to the Company's knowledge, beneficially own more than 5% of Company Common Stock and the number of shares of stock of the Company beneficially owned by each such shareholder and by each director and executive officer of the Company as of the date hereof.

                  4.18.  REGULATORY FILINGS.

                  (a) The Company and the Company Subsidiaries have filed and will continue to file in a timely manner (after giving effect to the Form 12b-25 filed with the Commission for the quarter ended June 30,
         1997) all required filings with the Commission and any insurance commissioners ("STATE COMMISSIONERS"), (and will furnish the Purchaser with copies of all such filings made subsequent to the date hereof until the Closing Date), and all such filings were or will be, complete and accurate in all material respects as of the dates of the filings, and no such filing made or will make any untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. Such filings and submissions were in substantial compliance with applicable law when filed or submitted, and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to such filings or submissions. Except as set forth on Schedule 4.18(a) and except for normal examinations conducted by the IRS and the State Commissioners in the regular course of the business of the Company or the Company Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best of the knowledge and belief of the Company, investigation into the business or operations of the Company or the Company Subsidiaries within the past three years.

                  (b) The Company has since January 1, 1992 filed all forms, proxy statements, schedules, reports and other documents required to be filed by it with the Commission pursuant to the Exchange Act pursuant to its rules and regulations.

                  (c) The Company has heretofore delivered to the Purchaser complete copies of all periodic reports, statements and other documents (including exhibits thereto) that the Company has filed with the Commission under the Exchange Act since January 1, 1994, (collectively, the "COMPANY SEC REPORTS"). All Company SEC Reports required to be filed with the Commission by the Company during such period were, after giving effect to Rule 12b-25 of the Exchange Act, filed in a timely manner and complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. At the time filed with the Commission (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), no Company SEC Report contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.19. COMPLIANCE WITH ENVIRONMENTAL LAWS AND HEALTH AND SAFETY LAWS. For purposes of this Agreement, the term "ENVIRONMENTAL LAWS" shall mean all federal, state and local laws including statutes, regulations, ordinances, codes, rules, orders, directives and other governmental restrictions and requirements (including, but not limited to, those contained in or evidenced by permits, temporary permits or exemption letters) relating to the discharge of air pollutants, water pollutants, solid wastes or process waste water or otherwise relating to the environment, hazardous wastes, materials or substances, toxic substances, asbestos or any operations of or use of property by the Company or the Company Subsidiaries that has an impact on the environment, including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, Toxic Substances Control Act, Federal Water Pollution Control Act, National Environmental Policy Act, Federal Occupational Safety and Health Act, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, or any applicable federal or state regulatory or administrative agency with authority over natural resources or environmental protection now in effect, all as presently amended.

                  (a) Except as set forth on Schedule 4.19(a)(i) the operations of the Company and the Company Subsidiaries currently and in the past are in substantial compliance with all Environmental Laws; (ii) none of the Company's or the Company Subsidiaries' operations are subject to any judicial or administrative proceedings, pending or threatened, alleging the violation of any Environmental Laws; (iii) none of the Company's or the Company Subsidiaries' operations are the subject of a federal, state or local investigation, pending or threatened, evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, or any other substance into the environment; (iv) neither the Company nor the Company Subsidiaries have generated hazardous waste in the Company's or the Company Subsidiaries' operations in amounts which are regulated by an Environmental Law; (v) neither the Company nor the Company Subsidiaries have transported hazardous waste attributable to the Company's or the Company Subsidiaries' operations for treatment, storage or disposal in amounts which are regulated by an Environmental Law; and (vi) neither the Company nor the Company Subsidiaries have reported a spill or release of a hazardous or toxic waste, substance or constituent or any other substance in the environment in amounts which are regulated by an Environmental Law due to the Company's or the Company Subsidiaries' operations.

                  (b) Except as set forth in Schedule 4.19(b) all Real Estate is in compliance with all Environmental Laws; the Real Estate is not subject to any judicial or administrative proceedings alleging the violation of any Environmental Laws; the Real Estate is not the subject of a federal, state, or local investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, or any other substance into, the environment; neither the Company nor any of the Company Subsidiaries have generated any hazardous material on the Real Estate in amounts which are regulated by an Environmental Law; neither the Company nor any of the Company Subsidiaries have transported any hazardous material from the Real Estate to any waste treatment, storage or disposal facility in amounts which are regulated by an Environmental Law.

                  (c) For the purposes of this Section 4.19, any reference to "hazardous" or "toxic" waste, substances, or constituents encompasses any waste, substance, or constituent regulated by, or subject to, the provisions and regulations of either the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sec. 6901 et seq., or the Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et seq., each as amended.

                  (d) The Company has not had any Phase I, Phase II, or Phase III environmental reports nor any other environmental reports, studies or surveys prepared with respect to real property owned or leased by the Company or any Company Subsidiary, nor is the Company in possession of any of the same with respect to such real property.

                  4.20. OTHER INFORMATION. No representation or warranty by the Company contained in this Agreement, or disclosure in any Schedule hereto prepared by the Company, certificate or other instrument or document furnished or to be furnished by or on behalf of the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein which is necessary to make the statements contained herein or therein not misleading.

                  4.21.  NO SENSITIVE TRANSACTIONS.

                  (a) Except as set forth on Schedule 4.21(a), within the past five years, neither the Company nor the Company Subsidiaries nor, to the Company's knowledge, any director, employee, or agent of the Company or the Company Subsidiaries, has directly or indirectly used funds or other assets of the Company or the Company Subsidiaries for
         (i) illegal contributions, gifts or entertainment, or other illegal expenses related to political activities; (ii) payments to or for the benefit of any governmental official or employee, other than payments required or permitted by law; (iii) illegal payments to or for the benefit of any person, firm, corporation, or other entity, or any officer, employee, agent, or representative thereof; or (iv) the establishment or maintenance of an illegal secret or unrecorded fund.

                  (b) Except as set forth on Schedule 4.21(c), to the Company's knowledge, no officer or director of the Company or any Company Subsidiary possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any corporation or business organization that is a supplier, customer, lessor, lessee, or competitor or potential competitor of the Company or any Company Subsidiary or that has entered into any material contract with the Company or any Company Subsidiary. Ownership of less than 1% of any class of securities of a company whose securities are registered under the Exchange Act will not be deemed to be a financial interest for purposes of this Section.

                  (c) Schedules 4.15(b) and 4.21(c) list all transactions between January 1, 1995 and the date of this Agreement involving or for the benefit of the Company or any Company Subsidiary, on the one hand, and any director or officer of any member of the Company or any Company Subsidiary or affiliate of such director or officer, on the other hand, involving (i) any debtor or creditor relationship, (ii) any transfer or lease of real or personal property, or (iii) purchases or sales of products or services.

                  4.22. TAKEOVER RESTRICTIONS. Except as set forth on Schedule 4.22, no "business combination," "moratorium," "control share," or other state antitakeover statute or regulation (a) prohibits or restricts the Purchaser's ability to perform its obligations under this Agreement, or its ability to consummate the transactions contemplated hereby, (b) would have the effect of invalidating or voiding this Agreement or any provision hereof, (c) would subject any party hereto to any material impediment or condition in connection with the exercise of any of its rights under this Agreement, or (d) would provide any rights to, or permit the exercise of rights by, the Company's employees or shareholders.

                  4.23. INSURANCE. Schedule 4.23 contains a true, correct and complete list of all general liability, property and casualty, worker's compensation, directors' and officers', and errors and omissions insurance policies and bonds, maintained by the Company and the Company Subsidiaries, issued in the past three years, including the name of the insurer, the policy number, the policy period, the amount of coverage, the type of policy and any applicable deductibles, and all such insurance policies and bonds are in full force and effect and have been in full force and effect at all times during which the Company or any Company Subsidiary had any insurable interest in the subject of such insurance policies and bonds. As of the date hereof, neither the Company nor any Subsidiary has received any notice of cancellation or amendment of any such policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion and all premiums due thereon on or prior to the date of Closing have been paid as and when due.

                  4.24. NO INVESTMENT COMPANY. Neither the Company nor any of the Company Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  4.25. EFFECTIVE TIME OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Each representation and warranty of the Company as set forth in this Agreement, as updated by any written disclosure schedule shall be deemed to be made on and as of the date hereof, and as of the Closing Date, except for representations and warranties made expressly as of a specific date.

                  4.26. VOTING REQUIREMENTS. Except as set forth on Schedule 4.26, the affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote on this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions described herein.

                  4.27. CUSTOMERS. To the knowledge of the Company, no customers or agents of the Company or any Company Subsidiary in the aggregate representing more than $100,000 in revenue during 1997 intends to terminate, limit or reduce its or their business relations with the Company or any Company Subsidiary.

                  4.28. ASSESSMENTS. Schedule 4.28 sets forth all assessments levied against the Company or the Company Subsidiaries during 1997 by any state insurance regulatory authority, state insurance guaranty fund or state high risk health pool.

                  4.29. TERMINATION AND OTHER PAYMENTS. No severance and termination payments, benefits, acceleration of benefit vesting, and other compensation paid by the Company or any of its subsidiaries, as provided for in this Agreement or otherwise, shall constitute "excess parachute payments" under
Section 28OG of the Code, giving effect to any obligations of the Purchaser or any subsidiary thereof, as provided herein. The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any Company Subsidiary under any contract, benefit plan, program, arrangement or understanding currently in effect.

                  4.30. TRANSACTIONS WITH AFFILIATES. Except as set forth on
Schedule 4.30, neither the Company nor any of the Company Subsidiaries is a party to any transaction with any of the following other than in connection with the sale of insurance in the ordinary course of business and any employment contract or other employment arrangement: (i) current or former officer or director of the Company or any of the Company Subsidiaries; (ii) any parent, spouse, child, brother or sister of any such officer or director; (iii) any corporation, partnership or other entity of which any such officer or director or any such family relation is an officer, director, partner or greater than 10% shareholder (based on percentage ownership of voting stock); or (iv) any Affiliate of any such persons or entities, including, without limitation, any transaction involving a contract, agreement or other arrangement providing for the employment of, furnishing of materials, products or services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity.

                  4.31. PROXY STATEMENT. The Proxy Statement (as hereinafter defined) shall, at the time such Proxy Statement or Registration Statement or supplements thereto are filed with the Commission or are first published, sent or given to shareholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Proxy Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing two sentences, the Company makes no representation or warranty as to information included in the Proxy Statement which has been provided by Purchaser or any person or entity holding an interest therein for purposes of inclusion in the Proxy Statement.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASERS

                  Each Purchaser, as to itself only and not as to any other Purchaser, hereby represents and warrants to the Company as of the date hereof, and as of the Closing Date, as follows:

                  5.1. AUTHORITY. Such Purchaser has all requisite limited liability company or partnership, as applicable, power and authority, without the consent of any other person, to execute and deliver this Agreement and the agreements to be delivered at Closing and to carry out the transactions contemplated hereby and thereby, except for consents required under the HSR Act. All limited liability company or partnership, as applicable, and other acts or proceedings required to be taken by such Purchaser to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly and properly taken.

                  5.2. VALIDITY. This Agreement has been, and the documents to be delivered at Closing by such Purchaser will be, duly executed and delivered and constitute lawful, valid and legally binding obligations of such Purchaser, enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and by general equitable principles. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation of any lien, charge or encumbrance of any kind or the acceleration of any indebtedness or other obligation of Purchaser and are not prohibited by, do not violate or conflict with any provision of, and do not constitute a default under or a breach of (a) such Purchaser's certificate of incorporation or bylaws, (b) any note, bond, indenture, contract, agreement, permit, license or other instrument to which such Purchaser is a party or by which such Purchaser or any of its assets is bound, (c) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to such Purchaser, or (d) any law, rule or regulation applicable to Purchaser.

                  5.3. DUE ORGANIZATION. Such Purchaser is a limited liability company or partnership, as applicable, duly organized and validly existing under the laws of its state of formation, and has full power and authority to carry on the business in which it is engaged.

                  5.4. BROKERS. Such Purchaser has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finders' fees with respect to this Agreement or the transactions contemplated hereby.

                  5.5. INVESTMENT REPRESENTATION. (i) Such Purchaser understands that the Common Stock and Warrants to be purchased by such Purchaser hereunder have not been, and will not be, registered under the Securities Act as of the Closing Date or under any state securities laws and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering.

         (ii)     Such Purchaser represents that:

                  (A) it is acquiring the Stock and Warrants to be acquired by it hereunder solely for its own account for investment purposes and not with a view to the distribution thereof within the meaning of the Securities Act;

                  (B) it is a sophisticated investor with knowledge and experience in business and financial matters;

                  (C) it has had access to all reports filed by the Company during the current year and the year preceding the current year pursuant to the Securities Exchange Act of 1934, as amended, and has had the opportunity to obtain additional information in order to evaluate the merits and risks inherent in holding the Stock;

                  (D) it has not been offered the Stock by any form of general advertising or general solicitation;

                  (E) it is able to bear the economic risk and lack of liquidity inherent in holding the Stock; and

                  (F) it is an "accredited investor" (as defined in the Securities Act).

         (iii) The certificates representing the Common Stock to be purchased by such Purchaser hereunder shall bear the following legend:

                  The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, and any transfer hereof is subject to compliance with all applicable federal and state securities laws and regulations.

                  5.6. DIRECTORS AND OFFICERS QUESTIONNAIRES. Each Purchaser shall deliver to the Company such Directors and Officers Questionnaires as the Company may reasonably request in connection with the transactions contemplated hereby or regulatory filings pertaining thereto.

                  5.7. QUALIFICATION AND CONFLICTS. To the knowledge of such Purchaser, neither such Purchaser nor any person holding any interest in such Purchaser, directly or indirectly (each, an "INTERESTED PERSON"), is disqualified from holding a direct or indirect interest in the Company and its subsidiaries under the regulations of any state or other governmental entity regulating the Company or any Company Subsidiaries or the business thereof nor is subject to any regulation, agreement or other restriction that limits or precludes their ownership of an interest in the Company or its subsidiaries or restricts their right to participate in the management thereof.


                                   ARTICLE VI

                             ACTIONS PENDING CLOSING

                  6.1. INTERIM CONDUCT OF BUSINESS. From the date hereof until the Closing, the Company shall operate the Business consistent with prior practice and in the ordinary course of business and shall use all reasonable efforts to preserve, protect and maintain the Business. Without limiting the generality of the foregoing, from the date hereof until the Closing or termination of this Agreement, except as otherwise agreed by Purchaser in writing or as expressly contemplated by this Agreement, the Company:

                  (a) shall not enter into any transaction involving capital expenditures, including leases, in excess of $50,000;

                  (b) shall not dispose of any assets or incur any liabilities outside the ordinary course of business;

                  (c) shall not merge, liquidate, consolidate, amend its charter or bylaws or effect any other organic corporate change;

                  (d) shall not make any payment of any liability outside the ordinary course of business;

                  (e) shall not make any dividend or distribution or repurchase, redeem or issue any capital stock;

                  (f) shall not forgive or cancel any material debts or claims, or waive any material rights;

                  (g) shall not change credit practices or methods of maintaining books, accounts or business records;

                  (h) shall maintain each Facility and the assets of the Business in good repair, order and condition, reasonable wear and tear excepted;

                  (i) shall comply with all material obligations under all the Material Contracts;

                  (j) except as otherwise provided herein, shall use reasonable efforts to keep available the services of the present employees and agents (and pay benefits related thereto in the ordinary course of business and consistent with applicable law and past practice) and preserve the goodwill of customers, suppliers and others;

                  (k) except as otherwise provided herein, shall not enter into, amend or terminate or agree to enter into, amend or terminate any Compensation and Benefit Plan or any employment, bonus, severance or retirement contract or arrangement, nor increase or agree to increase any salary or other form of compensation or benefits payable or to become payable to any employee, except in the ordinary course of business consistent with past practice;

                  (l) shall not enter into, amend or terminate, or agree to enter into, amend or terminate, any Material Contract;

                  (m) shall not sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any assets, properties, rights or claims;

                  (n) shall not incur or become subject to, nor agree to incur or become subject to, any debt, obligation or liability, contingent or otherwise, except liabilities incurred in the ordinary course of business and consistent with past practice and expenses to be borne by the Company in connection with the transactions contemplated hereby;

                  (o) shall not enter into any other transaction outside the ordinary course of business;

                  (p) shall not take or omit to take any action within its control (i) which could have a Company Material Adverse Effect or (ii) cause any representation or warranty herein to become false in any material respect.

From the date hereof through the Closing, the Company shall confer on a regular and frequent basis with one or more designated representatives of Purchasers to report material operational matters and the general status of on-going operations of the Business. The Company shall promptly notify each Purchaser of any threatened or actual loss of a material customer and any material change in the financial condition, results of operations, personnel, properties, business or prospects of the Company and shall keep Purchaser fully informed of such events.

                  6.2. ACCESS. The Company shall provide each Purchaser and its employees, lenders, financial advisors, attorneys, accountants and other authorized representatives access to all properties, facilities, personnel, accountants, customers, vendors, books, contracts, leases, commitments and records of the Company, and shall furnish each Purchaser with all financial and operating data and other information as to the Business and the assets, properties, rights and claims of the Company, as such Purchaser may from time to time reasonably request.

                                   ARTICLE VII

                            COVENANTS OF THE COMPANY

                  7.1. BOARD REPRESENTATION. Promptly upon the issuance of Stock to the Purchaser pursuant to the terms hereof, the Company shall use all reasonable efforts to cause directors of the Company to be elected as provided in the Voting Agreement.

                  7.2. PROXY STATEMENT. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the Commission a proxy statement relating to the meeting of the Company's stockholders to be held in connection with the transactions contemplated hereby (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT"). The Proxy Statement shall include the recommendation of the Board in favor of adopting this Agreement and approving the transactions contemplated hereby, unless the Company terminates this Agreement pursuant to Section 13.1(b), (d) or (e). Except in the event of termination of this Agreement, no modification or withdrawal of such recommendation shall relieve the Company of its obligation to submit this Agreement and the transactions contemplated hereby to its stockholders in accordance with applicable law.

                  7.3. CONTINUED ASSISTANCE. From time to time after Closing, at any Purchaser's request and without further consideration, the Company shall execute, acknowledge and deliver such documents, instruments or assurances and take such other action as such Purchaser may reasonably request to carry out the provisions hereof and the transactions contemplated hereby.

                  7.4. EXCLUSIVITY. During the period beginning on the date hereof and ending upon termination of this Agreement, the Company agrees to negotiate only with the Purchasers and shall not solicit, entertain or support any inquiry, proposal or offer from any other party regarding the sale, lease, transfer or other disposition of the capital stock, business or assets of the Company (an "ACQUISITION PROPOSAL"); PROVIDED however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) engaging in any discussions or negotiations with, or providing any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person; or (C) recommending such unsolicited bona fide written Acquisition Proposal to the shareholders of the Company, if and only to the extent that, in any such case as if referred to in clause (B) or (C), that such Acquisition Proposal would, if consummated, result in a Superior Proposal (as defined in Section 13.1(e)).

                  7.5. TERMINATION FEE. In the event that (a) a proposal with respect to a transaction relating to the acquisition of a material portion of the capital stock of the Company or any of the Company's Subsidiaries, its or their assets or business, whether in whole or in part, whether directly or indirectly, through purchase, merger, consolidation or otherwise (an "ACQUISITION TRANSACTION") is commenced by the Company, publicly proposed, publicly disclosed or communicated to the Company or any representative or agent thereof after the date of this Agreement and prior to the date of termination of this Agreement, (b) this agreement is thereafter terminated by the Company pursuant to Section 13.1(e) or by the Purchasers pursuant to Section 13.1(f), and (c) within six (6) months following such termination an Acquisition Transaction is consummated or the Company enters into an agreement relating thereto, then in any such event, the Company shall pay the Purchasers $950,000.00 in same day funds (the "TERMINATION FEE") plus reimbursement of each Purchaser's expenses incurred in connection with the Transactions contemplated hereby, including, without limitation, all due diligence expenses and expenses of counsel; PROVIDED, that if the warrants have been issued pursuant to Section 9.1(s) of the Credit Agreement in consideration for certain guarantees provided in connection therewith, the Termination Fee shall be $750,000. The Termination Fee shall be paid to the respective Purchasers pro rata based on the number of shares of Common Stock to be purchased by the respective Purchasers hereunder as set forth on their respective signature pages hereto; PROVIDED, that if the warrants referred to in the proviso of the preceding sentence have not been issued, the Termination Fee shall be paid as follows: (i) $200,000 of the Termination Fee shall be paid to SAP prior to any pro rata allocation among the Purchasers, and
(ii) the remaining portion of the Termination Fee shall be paid to the respective Purchasers pro rata based on the number of shares of Common Stock to be purchased by the respective Purchasers hereunder as set forth on their respective signature pages hereto.

                  7.6. REASONABLE EFFORTS. Subject to the provisions of Section 7.4, the Company shall use its reasonable efforts to consummate the transactions contemplated by this Agreement and shall not take any other action inconsistent with its obligations hereunder or which could materially hinder or delay the consummation of the transactions contemplated hereby. From the date hereof through the Closing Date, the Company shall use its reasonable efforts to fulfill its conditions to Closing, perform the covenants required to be performed by it, obtain all necessary consents and cause each of its representations and warranties to remain true and correct in all respects as of the Closing Date.

                  7.7. HSR ACT. The Company will timely and promptly make or cause to be made all filings which may be required with respect to the transactions contemplated by this Agreement under the HSR Act and use its reasonable efforts to cause the satisfaction or termination of the waiting period under the HSR Act.

                  7.8 PENSION PLAN. As soon as practicable after the Closing Date, the Company shall promptly make or cause to be made an amendment to the Pension Plan for Employees of Central Reserve Life Insurance Company (the "PENSION PLAN") which shall cause all participants' account balances under the Pension Plan on January 1, 1998 to be vested as of such date.

                                  ARTICLE VIII

                             COVENANTS OF PURCHASERS

                  8.1. REASONABLE EFFORTS. Each Purchaser shall use its reasonable efforts to consummate the transactions contemplated by this Agreement and shall not take any other action inconsistent with its obligations hereunder or which could hinder or delay the consummation of the transactions contemplated hereby. From the date hereof through the Closing Date, Each Purchaser shall use reasonable efforts to fulfill its conditions to Closing, perform the covenants required to be performed by them, obtain all necessary consents and to cause each of its representations and warranties to remain true and correct in all respects as of the Closing Date.

                  8.2. HSR ACT. Each Purchaser, to the extent required, will timely and promptly make or cause to be made all filings which may be required with respect to the transactions contemplated by this Agreement under the HSR Act and use its efforts to cause the satisfaction or termination of the waiting period under the HSR Act.


                                   ARTICLE IX

                              ADDITIONAL AGREEMENTS
                               AND REPRESENTATIONS

                  9.1. INTERIM LOAN. The proceeds of the loan from SAP to the Company under the Credit Agreement were used as follows: (i) approximately $14,000,000 were invested in the Company Insurance Subsidiary and evidenced by a surplus note; (ii) approximately $5,200,000 were used to satisfy in part the obligations of the Company to Huntington Bank; and (iii) approximately $800,000 were used to establish an interest reserve at the Company and to pay transaction expenses. The Company shall repay the principal amount of such loan and any accrued interest thereon as provided in Section 2.2 from the proceeds of the purchase of Common Stock and Warrants hereunder. Simultaneously with the payment referred to in clause (ii) of the first sentence of this Section, the Company caused Huntington Bank to (i) terminate and release its security interest in the stock of the Company Insurance Subsidiary and (ii) execute and deliver all documents necessary to effect such termination and release.

                  9.2. CERTAIN BENEFIT PLANS. The Company has (i) amended its defined contribution plan such that, from and after January 1, 1998, it shall be a 401(k) plan through the adoption of the amendment attached hereto as Schedule 9.2(a); PROVIDED that if such 401(k) plan permits the Company to match the contributions of its participants, any matching contributions provided by the Company shall be in common stock of the Company; (ii) effective as of September 30, 1997, terminated its split-dollar life insurance policy for the officers whose names are set forth on Schedule 9.2(b); and (iii) effective as of December 12, 1997, terminated its retiree health benefits Plan.

                  9.3. SEVERANCE PAY PLAN. Prior to December 17, 1997, the Company terminated its severance pay plan and established a successor severance pay plan in the form attached to as Schedule 9.3 hereto.

                  9.4 DIRECTORS AND OFFICER INDEMNIFICATION. Purchaser shall use reasonable efforts to cause the Company to maintain the Company's existing directors' and officers' liability insurance policy ("D&O" INSURANCE") for a period of not less than five years after Closing as long as the annual premium therefor does not exceed 120% of the premium paid for coverage in 1996; PROVIDED, HOWEVER, that Purchaser may cause the Company to substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers; PROVIDED, further, that if the existing D&O Insurance expires or is cancelled during such period, Purchaser shall cause the Company to use reasonable efforts to obtain substantially similar D&O Insurance.

                  9.5 ADVEST. At Closing, the Company shall pay the fees of Advest, Inc. in connection with the transactions contemplated hereby.

                  9.6 REINSURANCE TREATY. The Company has entered into a reinsurance treaty with the Reassurance Company of Hannover in the form attached hereto as Schedule 9.7.

                  9.7 PAYMENT OF FEES AND EXPENSES. At and after the Closing, the Company shall pay to each of IP and SAP (and designees of SAP) an amount equal to their direct, out-of-pocket expenses, including fees and expenses of legal and other professionals, incurred by them (and the designees of SAP) in connection with their respective investigations of the Company, the negotiation, execution and delivery of this Agreement and related documents by them and the performance of their respective obligations hereunder and thereunder; provided, that the obligations of the Company to pay the expenses of IP and SAP (and designees of SAP) pursuant to this Section shall not exceed $750,000 in the aggregate.

                  9.8 AUTHORIZED SHARES. The Company shall include a proposal in the Proxy Statement to increase the number of authorized shares of Common Stock from 15,000,000 to 30,000,000.

                  9.9  INTEGRATION COVENANTS.

         (a) The home office for the Company Insurance subsidiary will remain in Strongsville, Ohio for the indefinite future, especially concerning those operations and staff necessary to ensure the continuity and support of the Company Insurance Subsidiary's sales and marketing efforts.

         (b) The Company Insurance Subsidiary's relationships with its general agents will remain generally the same for the indefinite future, subject to further cooperative discussions with Purchasers concerning the productivity of a particular agent , territory or situation.

                                    ARTICLE X

                   CONDITIONS PRECEDENT TO OBLIGATION TO CLOSE
                                  OF PURCHASERS

                  The obligations of each Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction of each of the following conditions:

                  10.1. ACCURACY OF WARRANTIES AND PERFORMANCE OF COVENANTS. The representations and warranties of the Company contained herein shall be accurate in all material respects as if made on and as of the Closing Date. The Company shall have performed in all material respects the obligations and complied with each and all of the covenants, agreements and conditions required to be performed or complied with on or prior to the Closing, including execution and delivery of the agreements referred to in SECTION 3.4.

                  10.2. NO PENDING ACTION. No action, suit, proceeding or investigation before or in any court, administrative agency or other governmental authority shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby, cause such transactions to be rescinded, or affect the right of any Purchaser to own, operate or control the Business.

                  10.3. CONSENTS. All consents by third parties that are required for the issuance of the Common Stock and Warrants to each Purchaser or that are required for the consummation of the transactions contemplated hereby by the Company, or that are required in order to prevent a breach of or a default under or a termination of any agreement to which the Company is a party or to which any portion of the property of the Company is subject, shall have been obtained or provided for.

                  10.4. REGULATORY APPROVALS. All regulatory agencies shall have taken such action as may be required to permit the consummation of the transactions contemplated hereby and such actions shall remain in full force and effect and shall be reasonably satisfactory in form and substance to Purchasers and their counsel.

                  10.5. HSR ACT MATTERS. The waiting period required by the HSR Act shall have expired or been terminated.

                  10.6. SUSPENSION OF TRADING. There shall not have occurred nor be continuing (i) any general suspension of trading (other than resulting from the implementation of so-called "circuit breakers" for a period not exceeding four (4) consecutive hours) in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of war involving an attack on the continental United States or (iv) in the case of any of the foregoing existing as of the date hereof, a material acceleration or worsening thereof;

                  10.7. SHAREHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved by the shareholders of the Company in accordance with the requirements of its Articles of Incorporation, Bylaws and all applicable laws.

                  10.8. CHANGE OF CONTROL. There shall not have occurred an acquisition by any person, entity or "group" within the meaning of 13(d)(3) or 14(d)(2) of the Exchange Act of 15% or more (after giving effect to the transactions contemplated hereby) of either the then outstanding equity interests of the Company or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors.

                  10.9 ACCURACY OF WARRANTIES AND PERFORMANCE OF COVENANTS OF OTHER PURCHASERS. The representations and warranties of each other Purchaser contained herein shall be accurate in all material respects as if made on the Closing Date. Each other Purchaser shall have performed in all material respects the obligations and complied with each and all of the covenants, agreements and conditions required to be performed or complied with on or prior to the Closing, including the execution and delivery of the agreements referred to in Section
3.4 and the purchase of the shares of Common Stock to be purchased by such other Purchasers under this Agreement.

                  10.10. CONTRIBUTION OF SURPLUS NOTE. The Company shall have contributed to the capital of the Company Insurance Subsidiary that certain Surplus Note, dated December 16, 1997, in the principal amount of $14,000,000, made by Reserve and payable to the order of the Company.

                  10.11. PAYMENT OF FEES AND EXPENSES. The Company shall have paid to each of IP and SAP (and their designees) an amount equal to their respective direct, out-of-pocket expenses, including fees and expenses of legal and other professionals, incurred by them (and their designees) in connection with their respective investigations of the Company, the negotiation, execution and delivery of this Agreement and related documents by them and the performance of their respective obligations hereunder and thereunder, to the extent such fees and expenses shall have been submitted to the Company at or prior to Closing; PROVIDED, that the obligations of the Company to pay the expenses of IP and SAP (and designees of SAP) pursuant to this Section shall not exceed $750,000 in the aggregate.

                  10.12. BOARD DECLASSIFICATION. The classification of the Board of Directors shall have been terminated.

                  10.13. DIRECTOR RESIGNATIONS. A sufficient number of Directors of the Company (other than Fred Lick and John Novatney) shall have resigned in order to permit the election of Directors designated for election to the Board pursuant to the Voting Agreement and the remaining members of the Board shall have elected as Directors of the Company the persons so designated pursuant to the Voting Agreement.

                  10.14 CHIEF EXECUTIVE OFFICER. Peter W. Nauert shall have been elected Chief Executive Officer of the Company.

                                   ARTICLE XI

                   CONDITIONS PRECEDENT TO OBLIGATION TO CLOSE
                                 OF THE COMPANY

                  The obligations of the Company to consummate the transactions to be performed in connection with the Closing is subject to the satisfaction of each of the following conditions:

                  11.1. ACCURACY OF WARRANTIES AND PERFORMANCE OF COVENANTS. The representations and warranties of each Purchaser contained herein shall be accurate in all material respects as if made on and as of the Closing Date. Each Purchaser shall have performed in all material respects the obligations and complied with each and all of the covenants, agreements and conditions required to be performed or complied with on or prior to the Closing, including execution and delivery of the agreements referred to in SECTION 3.4.

                  11.2. NO PENDING ACTION. No action, suit, proceeding or investigation before or in any court, administrative agency or other governmental authority shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

                  11.3. CONSENTS. All consents by third parties that are required for the purchase of the Common Stock and Warrants by each Purchaser or that are required for the consummation of the transactions contemplated hereby, or that are required in order to prevent a breach of or a default under or a termination of any agreement to which such Purchaser is a party or to which any portion of the property of such Purchaser is subject, shall have been obtained or provided for.

                  11.4. REGULATORY APPROVALS. All regulatory agencies shall have taken such action as may be required to permit the consummation of the transactions contemplated hereby and such actions shall remain in full force and effect and shall be reasonably satisfactory in form and substance to the Company and its counsel.

                  11.5. HSR ACT MATTERS. The waiting period required by the HSR Act shall have expired or been terminated.

                  11.6. SHAREHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved by the shareholders of the Company in accordance with the requirements of its Articles of Incorporation, Bylaws and all applicable laws if required.

                                   ARTICLE XII

                          SURVIVAL AND INDEMNIFICATION

                  12.1. SURVIVAL. All covenants and agreements contained in this Agreement shall be deemed to be material and to have been relied upon by the parties hereto and shall survive the Closing and be enforceable until the covenant or agreement has been fully performed. All representations and warranties contained in this Agreement shall be deemed to be material and to have been relied upon by the parties hereto and shall survive the Closing for a period ending two years from the Closing Date, PROVIDED that the representations and warranties in the following Sections shall survive and be enforceable indefinitely: Section 4.1, Section 4.2, Section 4.4; and PROVIDED FURTHER that the representations and warranties of Section 4.9 shall survive until expiration of the statute of limitations (and any extensions thereof) applicable to any return relating to the period prior to Closing or any tax position taken with respect to the period prior to Closing. No claim for indemnification based upon a representation and warranty that survives for a limited period of time may be asserted after expiration of the applicable survival period but any claim asserted prior to expiration of the applicable survival period shall survive until finally resolved; PROVIDED that nothing herein shall limit the time in which a party may bring a claim for fraud or intentional breach.

                  12.2.  INDEMNIFICATION.

                  (a) From and after the Closing, each Purchaser shall, severally, indemnify and hold harmless the Company, its officers, directors, employees, agents and representatives, from and against any and all loss, diminution in value, damage, cost, expense (including court costs and attorneys' fees and expenses and costs of investigation), fine, penalty, suit, action, claim, deficiency, liability or obligation caused by or arising from (i) any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement of such Purchaser contained herein and (ii) any and all claims of third parties made based upon facts alleged that, if true, would have constituted such a misrepresentation, breach or failure.

                  (b) From and after the Closing, the Company shall indemnify and hold harmless each Purchaser, its officers, directors, employees, agents and representatives, from and against any and all loss, diminution in value, damage, cost, expense (including court costs and attorneys' fees and expenses and costs of investigation), fine, penalty, suit, action, claim, deficiency, liability or obligation caused by or arising from (i) any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement of the Company contained herein, and (ii) any and all claims of third parties made based upon facts alleged that, if true, would constitute such a misrepresentation, breach or failure.

                  (c) The representations, warranties, covenants and agreements contained in this Agreement shall not be affected by any party hereto or by anyone on behalf of any such party: (i) investigating, verifying or examining any matters with respect to the Company, the Business, this Agreement or the transactions contemplated hereby; (ii) having the opportunity to investigate, verify or examine any matters related to the Company, the Business, this Agreement or the transactions contemplated hereby; or (iii) failing to determine or discover any facts which were determinable or discoverable by any such party. All rights contained in this Article are cumulative and are in addition to all other rights and remedies which are otherwise available, pursuant to the terms of this Agreement or applicable law. All indemnification rights shall be deemed to apply in favor of the indemnified party's officers, directors, representatives, subsidiaries, affiliates, successors and assigns.

                  12.3. DEFENSE OF THIRD PARTY CLAIMS. With respect to each third party claim subject to this Article (a "THIRD PARTY CLAIM"), the party seeking indemnification (the "INDEMNIFIED PARTY") shall give prompt notice to the indemnifying party (the "INDEMNIFYING PARTY") of the Third Party Claim, provided that failure to give such notice promptly shall not relieve or limit the obligations of the Indemnifying Party except to the extent the Indemnifying Party is materially prejudiced thereby. If the remedy sought in the Third Party Claim is solely money damages or if the Indemnified Party otherwise permits, then the Indemnifying Party, at its sole cost and expense, may, upon notice to the Indemnified Party within fifteen (15) days after the Indemnifying Party receives notice of the Third Party Claim, assume the defense of the Third Party Claim. If it assumes the defense of a Third Party Claim, then the Indemnifying Party shall select counsel reasonably satisfactory to the Indemnified Party to conduct the defense. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, unless (i) the settlement or judgment is solely for money damages and the Indemnifying Party admits in writing its liability to hold the Indemnified Party harmless from and against any losses, damages, expenses and liabilities arising out of such settlement or (ii) the Indemnified Party consents thereto, which consent shall not be unreasonably withheld and, in the case of either clause (i) or clause (ii), the settlement contains an unconditional release of the indemnified party with respect to the Third Party Claim from each person asserting such claim. The Indemnifying Party shall provide the Indemnified Party with fifteen
(15) days prior notice before it consents to a settlement of, or the entry of a judgment arising from, any Third Party Claim. The Indemnified Party shall be entitled to participate in the defense of any Third Party Claim, the defense of which is assumed by the Indemnifying Party, with its own counsel and at its own expense. With respect to Third Party Claims in which the remedy sought is not solely money damages, (i) the Indemnifying Party shall, upon notice to the Indemnified Party within fifteen (15) days after the Indemnifying Party receives notice of the Third Party Claim, be entitled to participate in the defense with its own counsel at its own expense and (ii) the Indemnified Party shall not consent to any settlement of, or entry of any judgment arising from, such Third Party Claim unless the Indemnifying Party consents thereto, which consent shall not be unreasonably withheld. If the Indemnifying Party does not elect to assume or participate in the defense of any Third Party Claim in accordance with the terms of this Section, then the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to the Third Party Claim. The parties shall cooperate in the defense of any Third Party Claim and the relevant records of each party shall be made available on a timely basis.

                  12.4. LIMITATIONS. Neither the Purchasers nor the Company shall be entitled to indemnification from the other for breaches of representations or warranties hereunder unless and until the aggregate amount of indemnifiable claims of the Purchasers (as a group) or the Company equals or exceeds $1,000,000 but the party entitled to indemnification then will be entitled to recover the full amount of all such claims;

                  12.5 EXCLUSIVE REMEDY. Except in the case of fraud or intentional breach, from and after the Closing, the indemnification rights provided pursuant to this Article shall be the exclusive remedy of the parties with respect to any dispute arising out of or related to this Agreement and the transactions contemplated hereby.

                  12.6 TAX BENEFITS. The amount with respect to which any indemnifying party is obligated to indemnify any indemnified party from and against shall be adjusted to take into account any tax benefits reasonably expected to be realized at determinable times by the indemnified party or its owners (if the indemnified party is a LLC, partnership or similar entity) as a result of its incurrence of an indemnified loss and shall also take into account the relevant effective tax rates applicable to the indemnified party or its owners (if the indemnified party is a LLC, partnership or similar entity) and the tax attributes of the indemnified party or its owners (if the indemnified party is a LLC, partnership or similar entity). An indemnified loss arising from the inaccuracy of more than one representation or the breach of more than one warranty or covenant or any combination of inaccuracies or breaches shall only be recovered once.

                                  ARTICLE XIII

                             TERMINATION AND WAIVER

                  13.1. TERMINATION OR ABANDONMENT. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Closing:

                  (a) by the mutual written consent of Purchasers and the Company;

                  (b) by Purchasers or the Company if any court of competent jurisdiction or governmental body, authority or agency having jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

                  (c) by Purchasers, one or more of the material conditions to the obligation of Purchaser to close has not been fulfilled by June 30, 1998;

                  (d) by the Company if one or more of the material conditions to the obligation of the Company to close has not been fulfilled by June 30, 1998;

                  (e) by the Company in connection with its intention to pursue a Superior Proposal (as hereinafter defined); PROVIDED that such termination under clause (e) hereof shall not be effective unless the Company has made payment of the Termination Fee required by Section 6.5 if it is then due. A "Superior Proposal" shall mean a written proposal that has not been solicited by the Company following the date of this Agreement relating to a proposed Acquisition Transaction which proposal is, in the reasonable good faith judgment of the Board, after consultation with legal and financial advisors, on financial and other terms more favorable to the shareholders of the Company than the terms of the transactions contemplated hereby;

                  (f) by Purchasers in the event any of the following shall occur:

                  (i) a proposal for an Acquisition Transaction has been made to the Board and the Board shall fail to reaffirm its approval or recommendation of this Agreement and the transactions contemplated hereby on or before the tenth business day following the date on which such proposal shall have been made;

                  (ii) the Board of Directors of the Company shall have (A) withdrawn or adversely modified, or taken a public position materially inconsistent with, its approval or recommendation of this Agreement or any of the transactions contemplated hereby (provided that a "stop-look-and-listen" communication of the nature contemplated in, and otherwise in compliance with, Rule 14d-9(e) under the Exchange Act made with respect to an Acquisition Transaction (other than the transaction contemplated hereby) shall not constitute such a withdrawal, adverse modification or materially inconsistent public position); or

                  (iii) the Company shall have announced its intention to pursue a Superior Proposal.

In the event of termination of this Agreement pursuant to this Section, this Agreement shall terminate and there shall be no other liability on the part of the Company to any Purchaser or on the part of any Purchaser to the Company except as otherwise provided herein and except liability arising out of a willful breach of a covenant in this Agreement or fraud, in which event, the non-breaching party reserves the right to seek all available remedies.

                  13.2. EXTENSION OF TIME, WAIVER, ETC. At any time prior to the Closing, Purchasers or the Company may by written instrument:

                  (a) extend the time for the performance of any of the obligations or acts of the other party; and

                  (b) waive compliance with any of the agreements of the other party contained herein; PROVIDED, HOWEVER, that no failure or delay by any party, in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other rights hereunder.

                                   ARTICLE XIV

                               GENERAL PROVISIONS

                  14.1. AMENDMENTS AND WAIVER. No amendment, waiver, termination or consent with respect to any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by each Purchaser and the Company; PROVIDED that any exercise of any rights hereunder or any amendment, waiver, termination or consent with respect to any provision of this Agreement on behalf of the Company may be and shall be exercised and approved by a majority of the independent directors of the board of directors of the Company.

                  14.2. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered in person or sent by registered or certified mail, postage prepaid or commercial overnight courier (such as Express Mail, Federal Express, etc.) addressed as follows with written verification of receipt or by telecopy. A notice shall be deemed given:
(a) when delivered by personal delivery (as evidenced by the receipt); (b) five
(5) days after deposit in the mail if sent by registered or certified mail; (c) one (1) business day after having been sent by commercial overnight courier as evidenced by the written verification of receipt; or (d) on the date of confirmation if telecopied.

If to any Purchaser, to its address listed on the signature pages hereof or such other address as any Purchaser may provide by notice to the Company.

                           (a)      If to the Company:

                                    Central Reserve Life Corporation
                                    17800 Royalton Road
                                    Strongsville, Ohio  44136
                                    Attention:  Fred Lick


                           with a copy to:

                                    Latham & Watkins
                                    5800 Sears Tower
                                    233 South Wacker Drive
                                    Chicago, Illinois  60606
                                    Facsimile 312-993-9767
                                    Attention:  Mark D. Gerstein

Any party may change its address for receiving notice by written notice given to the others named above.

                  14.3. EXPENSES. Expect as provided herein, each party shall bear its own legal, accounting and administrative expenses in connection with the investigation, negotiation and consummation of the transaction contemplated hereby.

                  14.4. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  14.5. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties named herein and their respective successors and assigns. No party may assign this Agreement without the prior written consent of the other parties; PROVIDED, however, the any Purchaser may assign rights to acquire the Common Stock and Warrants to be purchased by it hereunder if (i) any such assignee agrees to be bound by the terms hereof and the terms of the Voting Agreement and the Stockholders Agreement; (ii) such assignment does not release such Purchaser of its obligations hereunder; (iii) such assignment does not delay or impair the timely consummation of the transactions contemplated hereby; (iv) except as provided in clause (v) of this Section, such assignee would not own in excess of 10% of the outstanding Common Stock of the Company immediately following the consummation of the transactions contemplated hereby; (v) with respect to Turkey Vulture Fund XIII, Ltd. (the "FUND"), the Fund would not own in excess of 15% of the outstanding Common Stock of the Company immediately following the consummation of the transactions contemplated hereby; PROVIDED, FURTHER, that SAP may not assign rights to acquire in excess of $8,250,000 in Common Stock and Warrants.

                  14.6. ENTIRE TRANSACTION. This Agreement and the documents referred to herein contain the entire understanding among the parties with respect to the transactions contemplated hereby and supersedes all other agreements, understandings and undertakings among the parties on the subject matter hereof;

                  14.7. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio applicable to contracts made and to be performed wholly within said State.

                  14.8. OTHER RULES OF CONSTRUCTION. References in this Agreement to sections, schedules and exhibits are to sections of, and schedules and exhibits to this Agreement unless otherwise indicated. Words in the singular include the plural and in the plural include the singular. The word "or" is not exclusive. The word "including" shall mean including, without limitation. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used herein, "knowledge," "to the knowledge," "to the best knowledge" or any similar phrase shall be deemed to refer to the actual knowledge of any of the Chief Executive officer, Chief Operating officer, Chief Financial Officer, General Counsel or Chief Internal Actuary.

                  14.9. ANNOUNCEMENTS. The parties shall cooperate in the preparation of any announcements regarding the transactions contemplated by this Agreement. No announcement of this Agreement or any transaction contemplated hereby shall be made by any party prior to the Closing without the written approval of the other party.

                  14.10. PARTIAL INVALIDITY. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

                  14.11 ACTION BY PURCHASERS. Any action requiring the consent, authorization or approval of the Purchasers or any direction by the Purchasers, in each case under this Agreement, shall require the consent, authorization or approval of both IP and SAP.
                                      * * *

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.


                                            CENTRAL RESERVE LIFE CORPORATION


                                            By: /s/ Fred Lick, Jr.
                                               -------------------------------
                                            Its: Chairman and C.E.O.

                   SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT
                   ------------------------------------------

                                 NAME OF PURCHASER:

                                 INSURANCE PARTNERS, L.P., a Delaware limited partnership


                                 By:     Insurance GenPar, L.P., its general
                                         partner

                                 By:     Insurance GenPar, MGP, L.P.


                                 By:     Insurance GenPar, MGP, Inc.

                                         By: /s/ Robert A. Spass
                                            ---------------------------------
                                         Name: Robert A. Spass
                                              -------------------------------
                                         Title: Managing Partner
                                               ------------------------------

                                 Number of shares:  2,860,072
                                 Warrants to purchase following number
                                   of shares: 1,430,036
                                 Purchase Price:  $15,730,396

                                 Address:

                                 One Chase Manhatten Plaza
                                 -------------------------------------------
                                 44th Floor
                                 -------------------------------------------
                                 New York, New York 10005
                                 -------------------------------------------

                                 -------------------------------------------
                                 Attention: Bradley E. Cooper
                                           ----------------------------------

                                 Copy to:

                                 Weil, Gotshal & Manges LLP
                                 767 Fifth Avenue
                                 New York, New York  10153
                                 Attention:  Thomas A. Roberts

                   SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

                                 NAME OF PURCHASER:

                                 INSURANCE PARTNERS OFFSHORE (BERMUDA), L.P.

                                 By: Insurance GenPar (Bermuda), L.P.
                                     its general partner

                                 By: Insurance GenPar (Bermuda), MGP, L.P.

                                 By: Insurance GenPar (Bermuda), MGP, Inc.

                                 By: /s/ Robert A. Spass
                                 ---------------------------------
                                 Name: Robert A. Spass
                                 -------------------------------
                                 Title: Managing Partner
                                 ------------------------------

                                 Number of shares: 1,576,292
                                 Warrants to purchase following number of
                                   shares: 788,146
                                 Purchase Price: $8,669,606


                                 Address:

                                 One Chase Manhatten Plaza
                                 -------------------------------------------
                                 44th Floor
                                 -------------------------------------------
                                 New York, New York 10005
                                 -------------------------------------------

                                 -------------------------------------------
                                 Attention: Bradley E. Cooper
                                 ----------------------------------

                                 Copy to:
                                 Weil, Gotshal & Manges LLP
                                 767 Fifth Avenue
                                 New York, New York 10153
                                 Attention: Thomas A. Roberts

                   SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT


                                    NAME OF PURCHASER:

                                    STRATEGIC ACQUISITION  PARTNERS, LLC


                                    By: /s/ Susan Brantley
                                       -----------------------------------------
                                    Name: Susan Brantley
                                         ---------------------------------------
                                    Title: Assistant Secretary
                                          --------------------------------------

                                    Number of shares:  2,863,636
                                    Warrants to purchase following number of
                                      shares:  1,431,818
                                    Purchase Price:  $15,749,998


                                    Address:

                                    20 North Wacker Drive
                                    Suite 3118
                                    Chicago, Illinois  60606
                                    Attention:  Billy B. Hill

                                    Copy to:
                                    McDermott, Will & Emery
                                    227 West Monroe Street
                                    Chicago, IL  60606
                                    Attention: Stanley H. Meadows, P.C.

The disclosure schedules described herein have not been included with the filing, but will be supplementary provided to the Commission upon request.

                                                                       EXHIBIT A


         THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS THAT, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

         THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT MAY BE SUBJECT TO (I) THE VOTING AGREEMENT, DATED ____________, 1998, AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY, (II) THE STOCKHOLDERS AGREEMENT, DATED _____________, 1998, AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY.



                   ------------------------------------------

                        CENTRAL RESERVE LIFE CORPORATION
                         COMMON SHARES PURCHASE WARRANT
                   ------------------------------------------



         This certifies that, for good and valuable consideration, Central Reserve Life Corporation, an Ohio corporation (the "Company"), grants to _____________ (the "Warrantholder"), the right to purchase from the Company
_____________________ (________) validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Shares (as hereinafter defined), at the purchase price per share of $5.50 (the "Exercise Price"), at any time prior to 5:00 p.m., New York City time, on the Expiration Date, all subject to the terms, conditions and adjustments herein set forth.

         This Warrant was issued in connection with the Amended and Restated Stock Purchase Agreement, dated as of March 30, 1998 (the "Stock Purchase Agreement"), among the Company and Strategic Acquisition Partners, LLC and is subject to the terms thereof. The Warrantholder is entitled to the rights and subject to the obligations contained in the Stock Purchase Agreement relating to this Warrant and the Warrant Shares.

         1.       DURATION AND EXERCISE OF WARRANT.

                  1.1 Duration and Exercise of Warrant. Subject to the terms and conditions set forth herein, this Warrant may be exercised, in whole or in part, by the Warrantholder by:

                  (a) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day prior to the Expiration Date; and

                  (b) the delivery of payment to the Company, for the account of the Company, by cash, wire transfer, certified or official bank check or any other means approved by the Company, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America.

Notwithstanding the foregoing, the Warrantholder may, without the payment of cash or other consideration (other than the surrender of the right to purchase certain Warrant Shares implicit in the following formula), exercise this Warrant for "Net Warrant Shares". The Warrantholder shall provide written notice to the Company specifying the gross number of Warrant Shares as to which this Warrant is then exercised. The number of Net Warrant Shares deliverable upon such exercise will be determined by the following formula: Net Warrant Shares = [WS x (CP - EP)]/CP, where "WS" is the gross number of Warrant Shares as to which this Warrant is to be exercised; "CP" is the Closing Price of the Common Shares on the last trading day preceding the date of the request to exercise this Warrant; and "EP" shall mean the then applicable Exercise Price.

The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. Notwithstanding the foregoing, no such surrender shall be effective to constitute the Person entitled to receive such shares as the record holder thereof while the transfer books of the Company for the Common Shares are closed for any purpose (but not for any period in excess of five days); but any such surrender of this Warrant for exercise during any period while such books are so closed shall become effective for exercise immediately upon the reopening of such books, as if the exercise had been made on the date this Warrant was surrendered and for the number of shares of Common Shares and at the Exercise Price in effect at the date of such surrender.

                  1.2 WARRANT SHARES CERTIFICATE. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within three Business Days after receipt of the Exercise Form by the Company and payment of the purchase price. No fractional shares shall be issued upon the exercise of this Warrant, provided that the Warrantholder shall receive, in lieu of any fractional shares, cash in an amount equal to the product of the fraction multiplied by the Current Market Price per Common Share. If this Warrant shall been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

         2.       RESTRICTIONS ON TRANSFER; RESTRICTIVE LEGENDS.

                  2.1 This Warrant may be offered, sold, transferred, pledged or otherwise disposed of in whole or in part, to any person, subject to compliance with any applicable securities laws.

                  2.2 Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS THAT, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

                  Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if either (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act, (ii) the Warrantholder has delivered to the Company an opinion of legal counsel (from a firm reasonably satisfactory to the Company) which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company's counsel, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be, or (iii) such Warrant or Warrant Shares are sold in compliance with Rule 144 or Rule 144(k) (or any successor provision then in effect) under the Securities Act, the Company receives customary representations to such effect and the Company receives an opinion of counsel to the Company in customary form that such legend may be removed.

         3.       RESERVATION AND RESIGNATION OF SHARES.

         The Company covenants and agrees as follows:

                  (a) All Warrant Shares that are issued upon the exercise of this Warrant shall, upon issuance, be validly issued, fully paid and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof.

                  (b) During the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant.

         4.     LOSS OR DESTRUCTION OF WARRANT

         Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, or destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

         5.       OWNERSHIP OF WARRANT

         The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

         6.       CERTAIN ADJUSTMENTS.

         6.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

                  (a) STOCK DIVIDENDS, SPLITS, COMBINATIONS. If at any time after the date of the issuance of this Warrant the Company (i) declares a dividend or other distribution payable in Common Shares or subdivides its outstanding Common Shares into a larger number or (ii) combines its outstanding Common Shares into a smaller number, then (x) the number of Warrant Shares to be delivered upon exercise of this Warrant will, upon the occurrence of an event set forth in clause (i) above, be increased and, upon the occurrence of an event set forth in clause (ii) above, be decreased so that such Warrantholder will be entitled to receive the number of Common Shares that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto and (y) the Exercise Price in effect immediately prior to such dividend, other distribution, subdivision or combination, as the case may be, shall be adjusted proportionately by multiplying such Exception Price by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to such adjustment and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

                  (b) DISTRIBUTION OF STOCK, OTHER SECURITIES, EVIDENCE OF INDEBTEDNESS. In case the Company shall distribute to the holders of Common Shares, shares of its capital stock (other than Common Shares for which adjustment is made under Section 6.1(a)), stock or other securities of the Company or any other Person, evidences of indebtedness issued by the Company or any other Person, assets (excluding cash dividends) or options, warrants or rights to subscribe for or purchase the foregoing, then, and in each such case, immediately following the record date fixed for the determination of the holders of Common Shares entitled to receive such distribution, (A) the Exercise Price then in effect shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be such Current Market Price of the Common Shares on such record date (i.e. prior to such shares trading "ex-") less the then Fair Market Value (as determined by the Board of Directors or a duly appointed committee thereof) of the portion of the stock, other securities, evidences of indebtedness so distributed or of such options, warrants or rights applicable to one Common Share (but such numerator shall not be less than 0.10) and (ii) the denominator of which shall be the Current Market Price of one Common Share on such record date (i.e. prior to such shares trading "ex-") and (B) the number of Warrant Shares shall be adjusted to equal (i) the number of Warrant Shares for which this Warrant is exercisable immediately prior to such adjustment multiplied by the Exercise Price then in effect, divided by (ii) the Exercise Price as adjusted pursuant to clause (A) above. Such adjustment shall become effective at the opening of business on the Business Day following the record date for the determination of stockholders entitled to such distribution.

                  (c) REORGANIZATION, MERGER, SALE OF ASSETS. In case of any capital reorganization or reclassification or other change of outstanding Common Shares (other than a change in par value), any consolidation or merger of the Company with or into another Person (other than a consolidation or merger of the Company in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock) or the sale of all or substantially all of the assets of the Company or another Person, upon exercise of this Warrant the Warrantholder shall have the right to receive kind and amount of shares of stock or other securities or property to which a holder of the number of Common Shares of the Company deliverable upon exercise of this Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger or sale had this Warrant been exercised immediately prior to such event; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors or a duly appointed committee thereof) shall be made in the application of the provisions of this Section 6 with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth in this Section 6 (including provisions with respect to changes in and other adjustments of the Exercise Price and number of Warrant Shares) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon exercise of this Warrant.

                  (d) If at any time the Company shall issue (other than pursuant to a dividend or distribution to the holders of Common Shares for which an adjustment is made under Section 6.1(a)) or sell any Common Shares in exchange for consideration in an amount per share less than the Current Market Price at the time such Common Shares are issued or sold, then (i) the number of Warrant Shares for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of Warrant Shares for which this Warrant is exercisable immediately prior to such issuance or sale by a fraction
         (A) the numerator of which shall be the number of Common Shares outstanding immediately after such issue or sale, and (B) the denominator of which shall be the number of Common Shares outstanding immediately prior to such issue or sale, plus the number of Common Shares which the aggregate offering price of the total number of such additional Common Shares would purchase at the then Current Market Price; and (ii) the Warrant Price shall be adjusted to equal the product of Warrant Price in effect immediately prior to such issue or sale multiplied by a fraction (x) the numerator of which shall be the number of Warrant Shares for which this Warrant was exercisable immediately prior to such issue or sale and (y) the denominator of which shall be the number of Warrant Shares purchasable immediately after such issue or sale as determined pursuant to clause (i) above. In the event the Company shall issue (other than as a dividend or distribution to the holders of its Common Shares for which an adjustment is made under Section 6.1(b)) or sell (i) any securities convertible into or exchangeable for Common Shares, with or without the payment of additional consideration, either immediately or upon the occurrence of a specified date or specified event, or (ii) any warrants or other rights to subscribe for or purchase any Common Shares or convertible securities (as described in clause (i)), and the price for which each Common Share is issuable upon such exercise, conversion or exchange is less than the Current Market Price, then the number of Warrant Shares for which this Warrant is exercisable and the Warrant Price shall be adjusted as provided in the first sentence of this paragraph on the basis that the maximum number of Common Shares issuable pursuant to the exercise or necessary to effect the conversion or exchange shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of the warrants, other rights or convertible securities.

                  (e) CARRYOVER. Notwithstanding any other provision of this
         Section 6.1, no adjustment shall be made to the number of Common Shares to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment that together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered, PROVIDED HOWEVER, that, upon exercise of this warrant pursuant to Section 1 hereof, any adjustment called for by Sections 6.1(a), (b), (c) or (d) which has not been made as a result of this Section 6.1(e) shall be made.

         6.2 NO ADJUSTMENT FOR DIVIDENDS. Except as provided in Section 6.1, no adjustment in respect of any dividends shall be made during the term of this Warrant or upon the exercise of this Warrant. Notwithstanding any other provision hereof, no adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Shares prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

         6.3. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares shall be adjusted, as provided in Section 6.1, the Company shall forthwith file, at the principal office of the Company (or at such other place as may be designated by the Company), a statement, certified by the chief financial officer of the Company, showing in detail the facts requiring such adjustment, the computation by which such adjustment was made and the Exercise Price that shall be in effect after such adjustment. The Company shall also cause a copy of such statement to be sent by first class mail postage prepaid, to the Warrantholder, at such Warrantholder's address as shown in the records of the Company.

         7. AMENDMENTS.

         Any provision of this Warrant may be amended and the observance thereof waived only with the written consent of the Company and the Warrantholder.

         8. NOTICES OF CORPORATE ACTION.

         So long as this Warrant has not been exercised in full, in the event of

                  (a) any taking by the Company of a record of all holders of Common Shares for the purpose of determining the holders thereof who are entitled to receive any dividend (other than cash dividends or distributions paid from the retained earnings of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

                  (b) any capital reorganization of the Company, any reclassification (other than a change in par value of the Common Shares) or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person; or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company will mail to the Warrantholder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right or (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Shares shall be entitled to exchange their Common Shares for the securities or other property, if any, deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be delivered at least 5 days prior to the date therein specified, in the case of any date referred to in the foregoing subdivisions (i) and (ii).

         9.       DEFINITIONS.

         As used herein, unless the context otherwise requires, the following terms have the following respective meanings;

         "AFFILIATE" means any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in the State of Ohio.

         "CLOSING PRICE" with respect to the Common Shares on any day shall mean
(i) the closing sale price on such day on the principal stock exchange (including the Nasdaq Stock Market) on which the Common Shares are then listed or admitted to trading, (ii) if no such sale takes place on such day on such exchange, the average of the reported closing bid and asked prices for the Common Shares, as officially reported on such exchange, and (iii) if the Common Shares are not listed or admitted to trading on any such exchange, the average of the closing bid and asked prices of the Common Shares in the over-the-counter market on such day (A) as reported by the National Association of Securities Dealers Automated Quotation System or the National Quotation System Bureau Incorporated or (B) if neither such firm is engaged in the business of reporting such prices, as reported by a similarly generally accepted reporting service.

         "COMMON SHARES" means the common stock, no par value, of the Company and any capital stock into which such common stock may be changed.

         "COMPANY" has the meaning specified on the cover of this Warrant.

         "CURRENT MARKET PRICE" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                  (i) If the Common Shares are listed or admitted for trading on a national securities exchange (including The Nasdaq Stock Market), then the Current Market Price shall be the average of the last 10 "daily sales prices" of the Common Shares on the principal national securities exchange on which the Common Shares is listed or admitted for trading on the last 10 trading days prior to the Determination Date, or if not listed or traded on any such exchange, then the Current Market Price shall be the average of the last 10 "daily sales prices" of the Common Shares on the over-the-counter market on the last 10 trading days prior to the Determination Date. The "daily sales price" shall be the closing price of the Common Shares at the end of each day; or

                  (ii) If the Common Shares are not so listed or admitted to unlisted trading privileges or if no such sale is made on at least 7 of such days, then the Current Market Price shall be reasonably determined in good faith by the Company's Board of Directors or a duly appointed committee of the Board of Directors (which determination shall be reasonably described in the written notice delivered to the Warrantholder together with the Common Shares certificates).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, (or any successor statute thereto) and the rules and regulations of the Commission promulgated thereunder.

         "EXERCISE FORM" means an Exercise Form in the form annexed hereto as Exhibit A.

         "EXERCISE PRICE" has the meaning specified on the cover of this Warrant.

         "EXPIRATION DATE" means _________, __, 2005. [7 years]

         "FAIR MARKET VALUE" means the amount which a willing buyer would pay a willing seller in an arm's length transaction.

         "PERSON" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "SECURITIES ACT" has the meaning specified on the cover of this Warrant, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act, shall include a reference to the comparable section, if any, of any such similar Federal statute.

         "STOCK PURCHASE AGREEMENT" has the meaning specified on the cover of this Warrant.

         "WARRANTHOLDER" has the meaning specified on the cover of this Warrant.

         "WARRANT SHARES" has the meaning specified on the cover of this Warrant.

         10.      MISCELLANEOUS.

                  11.1 ENTIRE AGREEMENT. This Warrant, together with the Stock Purchase Agreement, constitute the entire agreement between the Company and the Warrantholder with respect to this Warrant.

                  11.2 BINDING EFFECT; BENEFIT. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

                  11.3 SECTION AND OTHER HEADINGS. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

                  11.4 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

                  (a)      if to Warrantholder:

                           -----------------------------------

                           -----------------------------------

                           -----------------------------------

                           with a copy to:

                           -----------------------------------

                           -----------------------------------

                           -----------------------------------

                  (b)      if to the Company:

                           Central Reserve Life Corporation
                           17800 Royalton Road
                           Strongsville, Ohio  44136
                           Telecopy: _____________
                           Attention: ____________

                           with a copy to:

                           Latham & Watkins
                           233 South Wacker Drive
                           Chicago, Illinois  60606
                           Telecopy: (312) 993-9767

                           Attention:  Mark D. Gerstein

         All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 11.4 designate another address or Person for receipt of notices hereunder.

                  11.5 SEVERABILITY. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

                  11.6 GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

                  11.7 NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing containing in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                 CENTRAL RESERVE LIFE CORPORATION


                                 By:
                                    ----------------------------------------
                                      Name:
                                     Title:



Dated: __________, 1998

                                                                       EXHIBIT B


                        CENTRAL RESERVE LIFE CORPORATION

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

         This Registration Rights Agreement (this "Agreement"), dated as of ___________ __, 199_, is between CENTRAL RESERVE LIFE CORPORATION, an Ohio corporation (the "Corporation"), and the entities set forth on the signature pages attached hereto (the "Investors").

                                 R E C I T A L S
                                 ---------------

         A. The Investors have agreed to purchase common shares, without par value, of the Corporation (the "Common Shares") pursuant to that certain Amended and Restated Stock Purchase Agreement of even date herewith provided that the parties hereto enter into this Agreement.

         B. The Corporation deems it desirable to enter into this Agreement in order to induce the Investors to purchase the Common Shares pursuant to the Stock Purchase Agreement.

                                   AGREEMENTS
                                   ----------

         In consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. DEFINITIONS. As used in this Agreement.

         "Commission" means the Securities and Exchange Commission.

         "Common Shares" means the Common Shares, without par value, of the Corporation.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Person" means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

         "Public Offering" means any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act or any comparable statement under any comparable federal statute then in effect.

         "Registrable Shares" means at any time (i) any Common Shares then outstanding which were issued pursuant to the Stock Purchase Agreement; (ii) any Common Shares then outstanding and held by any Investor (including the Common Shares issuable upon exercise the Warrants (as defined in the Stock Purchase Agreement)); (iii) any Common Shares then outstanding which were issued as, or were issued directly or indirectly upon the conversion or exercise of other securities issued as a dividend or other distribution with respect or in replacement of any shares referred to in (i) or (ii); and (iv) any Common Shares then issuable directly or indirectly upon the conversion or exercise of other securities which were issued as a dividend or other distribution with respect to or in replacement of any shares referred to in (i) or (ii); PROVIDED, HOWEVER, that Registrable Shares shall not include any shares which have been registered pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144 of the Commission under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Shares whenever such Person has the then-existing right to acquire such Registrable Shares, whether or not such acquisition actually has been effected.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Stock Purchase Agreement" means the Amended and Restated Stock Purchase Agreement of even date herewith between the Corporation and the Investors.

         2. DEMAND REGISTRATION.

                  2.1 REQUESTS FOR REGISTRATION. Subject to the terms of this Agreement, the holders of at least thirty percent (30%) of the then outstanding Registrable Shares (but not less than $5,000,000 of the then market value) may, at any time, request registration under the Securities Act of all or part of their Registrable Shares on Form S-1 or any similar long-form registration ("Long-Form Registrations") or, if available, then at the option of the Company, on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations"). Within ten (10) days after receipt of any request pursuant to this Section 2.1, the Corporation will give written notice of such request to all other holders of Registrable Shares, subject to Section 2.4, and will include in such registration all Registrable Shares with respect to which the Corporation has received written requests for inclusion within thirty (30) days after delivery of the Corporation's notice. All registrations requested pursuant to this Section 2 are referred to herein as "Demand Registrations."

                  2.2 PAYMENT OF EXPENSES FOR DEMAND REGISTRATIONS. The Corporation will pay all Registration Expenses (as defined in Section 6 below) for two Demand Registrations initiated by Insurance Partners, L.P., one Demand Registration initiated by Turkey Vulture Fund XIII, Ltd. and one Demand Registration initiated by Strategic Acquisition Partners, L.L.C. (including those under Section 2.3) (whether a Long-Form Registration or a Short-Form Registration). A registration will not count as one of the Corporation-paid Demand Registrations until it has become effective and the holders of Registrable Shares are able to register and sell at least 90% of the Registrable Shares requested to be included in such registration (or in the case of a shelf registration, it remains effective for not less than 180 days); PROVIDED, HOWEVER, that in any event the Corporation will pay all Registration Expenses in connection with any registration initiated as a Demand Registration even though such registration shall not count as a Corporation-paid Demand Registration. In a Demand Registration other than the four Demand Registrations referred to in the first sentence of this Section (including those under Section 2.3), the Registration Expenses of such registration shall be borne by the holders of Registrable Shares to be registered thereunder PRO RATA based on the number of Registrable Shares and other securities requested or permitted to be included in such registration pursuant to the terms of this Agreement.

                  2.3 SHORT-FORM REGISTRATIONS. Demand Registrations will be Short-Form Registrations whenever the Corporation is permitted to use any applicable short form. The Corporation will use its best efforts to make Short-Form Registrations available for the sale of Registrable Shares. If a Short-Form Registration is to be an underwritten public offering, and if the underwriters for marketing or other reasons request the inclusion in the registration statement of information which is not required under the Securities Act to be included in a registration statement on the applicable form for the Short-Form Registration, the Corporation will provide such information as may be reasonably requested for inclusion by the underwriters in the Short-Form Registration.

                  2.4 PRIORITY. If a Demand Registration is an underwritten public offering and the managing underwriters advise the Corporation in writing that in their opinion the inclusion of the number of Registrable Shares and other securities requested to be included (by the Corporation or others) creates a substantial risk that the price per Common Share will be reduced, the Corporation will include in such registration, prior to the inclusion of any securities which are not Registrable Shares, the number of Registrable Shares requested to be included which in the opinion of such underwriters can be sold without creating such a risk, PRO RATA among the respective holders of Registrable Shares on the basis of the number of Registrable Shares owned by such holders, with further successive PRO RATA allocations among the holders of Registrable Shares if any such holder of Registrable Shares has requested the registration of less than all such Registrable Shares it is entitled to register.

                  2.5 RESTRICTIONS. The Corporation will not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration. The Corporation may postpone for up to ninety (90) days the filing or the effectiveness (but not the preparation) of a registration statement for a Demand Registration if the Board of Directors of the Corporation reasonably and in good faith determines that such filing would require a disclosure of a material fact that would have a material adverse effect on the Corporation or any plan by the Corporation to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other significant transaction. In order to postpone the filing of a registration statement pursuant to this Section 2.5, the Corporation shall promptly (but in any event within ten (10) days), upon determining to seek such postponement, deliver to each holder who has requested the registration of all or any part of its Registrable Shares, a certificate signed by an executive officer of the Corporation stating that the Corporation is postponing such filing pursuant to this Section 2.5 and a general statement of the reason for such postponement and an approximation of the anticipated delay. Within twenty (20) days after receiving such certificate, the holders of a majority of the Registrable Shares held who have requested the registration of all or any part of their respective Registrable Shares and for which registration was previously requested may withdraw such demand request by giving written notice to the Corporation; if withdrawn, the demand request shall be deemed not to have been made for all purposes of this Agreement. The Corporation may postpone the filing of a particular registration statement pursuant to this
Section 2.5 only once.

                  2.6 SELECTION OF UNDERWRITERS. The holders of at least a majority of the Registrable Shares included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Corporation's approval which will not be unreasonably withheld or delayed, and any existing contract rights of Advest, Inc.

         3. PIGGYBACK REGISTRATION.

                  3.1 RIGHT TO PIGGYBACK. Whenever the Corporation proposes to register any of its equity securities under the Securities Act (other than pursuant to a Demand Registration hereunder or on Form S-8 or S-4 or any successor form thereto) and the registration form to be used may be used for the registration of any Registrable Shares (a "Piggyback Registration"), the Corporation will give prompt written notice (which shall be given not less than thirty (30) days prior to the effective date of the registration statement) to all holders of the Registrable Shares of its intention to effect such a registration and will include in such registration all Registrable Shares (in accordance with the priorities set forth in Sections 3.2 and 3.3 below) with respect to which the Corporation has received written requests for inclusion within fifteen (15) days after the delivery of the Corporation's notice.

                  3.2 PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Corporation and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in the registration creates a substantial risk that the price per Common Share will be reduced, the Corporation will include in such registration FIRST, the securities that the Corporation proposes to sell, SECOND, the Registrable Shares requested to be included in such registration, PRO RATA among the holders of such Registrable Shares on the basis of the number of shares which are owned by such holders, and THIRD, other securities requested to be included in such registration.

                  3.3 PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Corporation's securities and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in the registration creates a substantial risk that the price per Common Share will be reduced, the Corporation will include in such registration FIRST, the securities requested to be included therein by the holders requesting such registration and the Registrable Shares requested to be included in such registration, PRO RATA among the holders of such securities on the basis of the number of Common Shares or Registrable Shares which are owned by such holders, and SECOND, other securities requested to be included in such registration.

                  3.4 OTHER REGISTRATIONS. If the Corporation has previously filed a registration statement with respect to Registrable Shares pursuant to
Section 2 or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, the Corporation will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

                  3.5 SELECTION OF UNDERWRITERS. In connection with any Piggyback Registration, the holders of at least a majority of the Registrable Shares requested to be registered shall have the right to select the managing underwriters (subject to the approval of the Corporation which shall not be unreasonably withheld or delayed) to administer any offering of the Corporation's securities in which the Corporation does not participate, and the Corporation will have such right in any offering in which it participates.

         4. HOLDBACK AGREEMENTS.

                  4.1 HOLDERS' AGREEMENTS. Each holder of Registrable Shares agrees not to effect any public sale or distribution of equity securities of the Corporation, or any securities convertible into or exchangeable or exercisable for such securities or make any demand for registration under Sections 2 or 3 hereof, during the seven (7) days prior to, and during the ninety (90) days following, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Shares are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree. Nothing herein shall prevent a holder of Registrable Shares that is a partnership from making a distribution of Registrable Shares to its partners, a holder of Registrable Shares that is a trust from making a distribution of Registrable Shares to its beneficiaries or a holder of Registrable Shares that is a corporation from making a distribution of Registrable Shares to its stockholders, provided that the transferees of such Registrable Shares agree to be bound by the provisions of this Agreement to the extent the transferor would be so bound.

                  4.2 CORPORATION'S AGREEMENTS. The Corporation agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to, and during the ninety (90) days following, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, (ii) to use all reasonable efforts to cause each holder of at least five percent (5%) (on a fully diluted basis) of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities to agree not to effect any public sale or distribution of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree, subject to the registration obligations of the Company under the Common Share Purchase Warrants and (iii) if requested by the underwriters managing the registered public offering, to use all reasonable efforts to cause each other holder of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, purchased from the Corporation at any time (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree, subject to the registration obligations of the Company under the Common Share Purchase Warrants.

         5. REGISTRATION PROCEDURES. Whenever the holders of Registrable Shares have requested that any Registrable Shares be registered pursuant to this Agreement, the Corporation will use its best efforts to effect the registration and sale of such Registrable Shares in accordance with the intended method of disposition thereof and, pursuant thereto, the Corporation will as expeditiously as possible:

                  (a) prepare and file with the Commission a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Corporation will furnish copies of all such documents proposed to be filed to the counsel or counsels for the sellers of the Registrable Shares covered by such registration statement);

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than nine months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) furnish to each seller of Registrable Shares and the underwriters such number of copies of such registration statement, each amendment and supplement thereto, the prospectus(es) included in such registration statement (including each preliminary prospectus) and such other documents as such seller or underwriter may reasonably request in order to facilitate the disposition of the Registrable Shares;

                  (d) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller or underwriter to consummate the disposition in such jurisdictions of the Registrable Shares (provided that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (ii) consent to general service of process in any such jurisdiction);

                  (e) promptly notify each seller of such Registrable Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Corporation will prepare a supplement or amendment to such prospectus or registration statement so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus or registration statement will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (f) cause all such Registrable Shares to be (i) listed on each securities exchange on which similar securities issued by the Corporation are then listed, (ii) authorized to be quoted and/or listed (to the extent applicable) on the NASD Automated Quotation System or The Nasdaq National Market if the Registrable Shares so qualify, or (iii) if no similar securities issued by the Corporation are then listed on a securities exchange, a securities exchange selected by the holders of at least a majority of the Registrable Shares included in such registration;

                  (g) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement;

                  (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of at least a majority of the Registrable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares (including, but not limited to, effecting a stock split or a combination of shares).

                  (i) make available for inspection by any seller of Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (j) advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission or any state securities or other regulatory authority suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                  (k) at least forty eight (48) hours prior to the filing of any registration statement or prospectus, or any amendment or supplement to such registration statement or prospectus, furnish a copy thereof to each seller of such Registrable Shares and refrain from filing any such registration statement, prospectus, amendment or supplement to which counsel selected by the holders of at least a majority of the Registrable Shares being registered shall have reasonably objected on the grounds that such document does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, unless, in the case of an amendment or supplement, in the opinion of counsel for the Corporation the filing of such amendment or supplement is reasonably necessary to protect the Corporation from any liabilities under any applicable federal or state law and such filing will not violate applicable laws;

                  (l) at the request of any seller of such Registrable Shares in connection with an underwritten offering, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion of counsel, addressed to the underwriters and the sellers of Registrable Shares, covering such matters as such underwriters and sellers may reasonably request, including such matters as are customarily furnished in connection with an underwritten offering and (ii) a letter or letters from the independent certified public accountants of the Corporation addressed to the underwriters and the sellers of Registrable Shares, covering such matters as such underwriters and sellers may reasonably request, in which letter(s) such accountants shall state, without limiting the generality of the foregoing, that they are independent certified public accountants within the meaning of the Securities Act and that in their opinion the financial statements and other financial data of the Corporation included in the registration statement, the prospectus(es), or any amendment or supplement thereto, comply in all material respects with the applicable accounting requirements of the Securities Act;

                  (m) make generally available to the Corporation's securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than thirty (30) days after the end of the twelve
(12) month period beginning with the first day of the Corporation's first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover such twelve (12) month period, and which requirement will be deemed to be satisfied if the Corporation timely files complete and accurate information on Forms 10-Q, 10-K, and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

                  (n) If requested by the managing underwriter or any seller promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Shares being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

                  (o) cooperate with each seller and each underwriter participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the NASD;

                  (p) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act; and

                  (q) notify each seller of Registrable Shares promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information.

         6. REGISTRATION EXPENSES.

                  6.1 CORPORATION'S EXPENSES. Except as provided in Section 2.2 hereof, all expenses incident to the Corporation's performance of or compliance with this Agreement, including, but not limited to, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Corporation and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Corporation (all such expenses being herein called "Registration Expenses"), will be borne by the Corporation. In addition, the Corporation will pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Corporation; the expenses and fees for listing the securities to be registered on each securities exchange, expenses incurred in obtaining any comfort letters, and all fees and expenses associated with filings required to be made with the NASD.

                  6.2 HOLDER'S EXPENSES. Except as provided in Section 2.2 hereof, in connection with any registration statement in which Registrable Shares are included, the Corporation will reimburse the holders of Registrable Shares covered by such registration for the reasonable cost and expenses incurred by such holders in connection with such registration, including, but not limited to, reasonable fees and disbursements of one counsel chosen by the holders of at least a majority of such Registrable Shares.

         7. INDEMNIFICATION.

                  7.1 BY THE CORPORATION. The Corporation agrees to indemnify and reimburse, to the fullest extent permitted by law, each holder of Registrable Shares, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including, but not limited to, attorney's fees) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact, required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are directly caused by statements or omissions made in reliance on and in strict conformity with the information furnished in writing to the Corporation by such holder expressly for use therein or by such holder's failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Corporation has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Corporation will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the extent customary. The payments required by this Section 7.1 will be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred, subject to an obligation of repayment in the event such indemnity is determined not to be owed.

                  7.2 BY EACH HOLDER. In connection with any registration statement in which a holder of Registrable Shares is participating, each such holder will furnish to the Corporation in writing such information as the Corporation reasonably requests for use in connection with any such registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto and, to the extent permitted by law, will indemnify the Corporation, its directors and officers and each Person who controls the Corporation (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder specifically for inclusion in the registration statement or prospectus; provided, that the obligation to indemnify will be several, and not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to, and provided further that such liability will be limited to, the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement; further provided, however, that such seller of Registrable Shares shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Corporation information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto that corrected or made not misleading information previously furnished to the Corporation.

                  7.3 PROCEDURE. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person except to the extent such failure to provide notice materially prejudices the indemnifying Person) and (ii) unless in such indemnified Person's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (x) the indemnifying party has agreed to pay such fees or expenses, or (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably delayed or withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing. An indemnifying Person who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying Person with respect to such claim, unless in the reasonable judgment of any indemnified Person a conflict of interest may exist between such indemnified Person and any other of such indemnified parties with respect to such claim.

                  7.4 Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 7.1 or 7.2 are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, liabilities, claims, damages, or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one Person for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 7.4, The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages, or expenses (or actions in respect thereafter referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 7.3, defending any such action or claim. Notwithstanding the provisions of this Section 7.4, no holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such holder with respect to the sale of any Registrable Shares exceeds the amount of damages which such holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, related to such sale of Registrable Shares. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The holders' obligations in this Section 7.4 to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint. If indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections
7.1 and 7.2 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration provided for in this
Section 7.4 subject, in the case of the holders, to the limited dollar amounts get forth in Section 7.2.

                  7.5 SURVIVAL. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and will survive the transfer of securities. The Corporation also agrees to make such provisions as are reasonably requested by any indemnified Person for contribution to such Person in the event the Corporation's indemnification is unavailable for any reason.

         8. COMPLIANCE WITH RULE 144 AND RULE 144A. At the request of any holder of Registrable Shares who proposes to sell securities in compliance with Rule 144 of the Commission, the Corporation will (i) forthwith furnish to such holder a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144, as such rule may be amended from time to time and (ii) make available to the public and such holders such information as will enable the holders of Registrable Shares to make sales pursuant to Rule 144. Unless the Corporation is subject to Section 13 or 15(d) of the Exchange Act, the Corporation will provide to the holder of Registrable Shares and to any prospective purchaser of Registrable Shares under Rule 144A of the Commission, the information described in Rule 144A(d)(4) of the Commission.

         9. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by such Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that no holder of Registrable Shares shall be required to make any representations or warranties in connection with any registration other than as to (i) such holder's ownership of his or its Registrable Shares to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such holder's power and authority to effect such transfer, and (iii) such matters pertaining to the compliance with securities laws as may be reasonably requested; provided, further, that the obligation of such holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such holders selling Registrable Shares, and the liability of each such holder will be in proportion to, and provided further that such liability will be limited to, the net amount received by such holder from the sale of his or its Registrable Shares pursuant to such registration.

         10. MISCELLANEOUS.

                  10.1 NO INCONSISTENT AGREEMENTS. The Corporation will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Shares in this Agreement.

                  10.2 ADJUSTMENTS AFFECTING REGISTRABLE SHARES. The Corporation will not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Shares to include such Registrable Shares in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Shares in any such registration, including, but not limited to, effecting a stock split or combination of shares.

                  10.3 OTHER REGISTRATION RIGHTS. Except as provided in this Agreement, the Corporation will not hereafter grant to any Person or Persons the right to request the Corporation to register any equity securities of the Corporation, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of at least a majority of the Registrable Shares.

                  10.4 REMEDIES. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law, in equity, or otherwise.

                  10.5 AMENDMENTS AND WAIVERS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the Corporation and the holders of at least a majority of the Registrable Shares; PROVIDED, HOWEVER, that the provisions of this Agreement may not be amended or waived without the consent of the holders of all the Registrable Shares adversely affected by such amendment or waiver if such amendment or waiver adversely affects a portion of the Registrable Shares but does not so adversely affect all of the Registrable Shares. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of Registrable Securities and the Corporation.

                  10.6 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Investors or holders of Registrable Shares are also for the benefit of, and enforceable by, any subsequent holders of such Registrable Shares.

                  10.7 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  10.8 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

                  10.9 NOTICES. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as any Person designates by written notice to the Corporation, and shall be deemed to have been given upon delivery, if delivered personally, three days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service:

         If to the Corporation, to:

                  Central Reserve Life Corporation
                  17800 Royalton Road
                  Strongsville, Ohio  44136

                  with a copy to:

                  Latham & Watkins
                  5800 Sears Tower
                  233 S. Wacker Drive
                  Chicago, Illinois
                  Attention: Mark D. Gerstein

         If to the Investors, to the addresses set forth on Schedule 1 hereto.

         If to holders of the Registrable Shares other than the Investors, to the addresses set forth on the stock record books of the Corporation.

                  10.10 GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the State of Ohio applicable to contracts made and wholly to be performed in that state.

                  10.11 FINAL AGREEMENT. This Agreement, together with the Stock Purchase Agreement and all other agreements entered into by the parties hereto pursuant to the Stock Purchase Agreement, constitutes the complete and final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

                  10.12 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

                  10.13 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be used against any Person.

                  [Remainder of page intentionally left blank.
                            Signature pages follow.]

         The parties hereto have executed this Agreement on the date first above written.


                        THE CORPORATION:

                        CENTRAL RESERVE LIFE CORPORATION



                        By:
                           ----------------------------------------
                        Its:
                            ---------------------------------------

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                         INSURANCE PARTNERS OFFSHORE (BERMUDA) L.P.

                         By:  Insurance Genpar (Bermuda), L.P.,
                                  its general partner

                         By: Insurance Gen Par (Bermuda)
                                  MPG, Inc.


                         By:
                            ---------------------------------------
                         Name:
                               ------------------------------------
                         Title:
                               ------------------------------------

                         Address:

                         -------------------------------------------
                         -------------------------------------------
                         -------------------------------------------
                         -------------------------------------------
                         Attention:
                                   ---------------------------------

                         Copy to:

                         Weil, Goshal & Manges LLP
                         767 Fifth Avenue
                         New York, New York 10153
                         Attention: Thomas A. Roberts

                SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                        INSURANCE PARTNERS, L.P., a Delaware limited partnership

                        By:      Insurance GenPar, L.P., its general partner

                                 By:      Insurance GenPar MGP, Inc.

                                          By:
                                             -----------------------------
                                          Name:
                                               ---------------------------
                                          Title:
                                                --------------------------

                        Address:

                        --------------------------------------------------
                        --------------------------------------------------
                        --------------------------------------------------
                        --------------------------------------------------
                        Attention:
                                   ---------------------------------------

                        Copy to:

                        Weil, Gotshal & Manges LLP
                        767 Fifth Avenue
                        New York, New York 10153
                        Attention: Thomas A. Roberts

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                             STRATEGIC ACQUISITION PARTNERS, LLC.



                             By:
                                -----------------------------------------
                             Its:
                                  ---------------------------------------

                             Address:

                             20 North Wacker Drive
                             Suite 3118
                             Chicago, Illinois 60606
                             Attention: Billy B. Hill

                             Copy to:

                             McDermott, Will & Emery
                             227 West Monroe Street
                             Chicago, IL 60606
                             Attention: Stanley H. Meadows, P.C.

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                         TURKEY VULTURE FUND XIII, LTD.


                         By:
                            ------------------------------------------
                         Its:
                             -----------------------------------------


                         Address:

                         7001 Center Street
                         Mentor, Ohio  44060
                         Attention: Richard M. Osborne

                         Copy to:

                         Kohrman, Jackson & Krantz P.L.L.
                         1375 East Ninth Street
                         One Cleveland Center, 20th Floor
                         Cleveland, Ohio 44114
                         Attention: Marc C. Krantz

                                                                       EXHIBIT C


                                VOTING AGREEMENT


         This VOTING AGREEMENT (the "AGREEMENT") is entered into as of _______, 1998, by and among Central Reserve Life Corporation, an Ohio corporation (including its successors, the "COMPANY") and the security holders listed on the signature pages of this Agreement (or who may hereafter become a party hereto pursuant to the terms hereof).

         WHEREAS, pursuant to the Amended and Restated Stock Purchase Agreement dated as of March 30, 1998, by and among the Company and certain purchasers identified therein (the "STOCK PURCHASE AGREEMENT"), the Company shall issue 7,300,000 shares of common stock, without par value, of the Company and warrants to purchase up to 3,650,000 shares of common stock of the Company (the "WARRANT SHARES");

         WHEREAS, upon closing of the transactions contemplated by the Stock Purchase Agreement (the "CLOSING DATE"), the shares purchased thereunder shall constitute a majority of the common stock of the Company; and

         WHEREAS, the parties desire to regulate certain aspects of their relationship as holders of common stock of the Company.

         NOW THEREFORE, in consideration of the agreements and covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:



                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                  "AFFILIATE" shall mean, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by, or is under common control with that Person. For purposes of this definition, "control," and "controlled by" and when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise.

                  "COMMON STOCK" shall mean shares of the Common Stock, without par value per share, of the Company, and any capital stock into which such Common Stock thereafter may be changed.

                  "COMMON STOCK EQUIVALENTS" shall mean, without duplication with any other Common Stock or Common Stock Equivalents, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock and securities convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

                  "DESIGNEE" shall mean an individual designated for election to the Board of Directors by IP Delaware, SAP, or Osborne pursuant to
         Section 2.1 of this Agreement.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "HOLDER" shall mean (i) a securityholder listed on the signature page hereof and (ii) any direct or indirect transferee of any such securityholder who shall become a party to this Agreement by executing a joinder agreement in the form of EXHIBIT A hereto.

                  "INDEPENDENT DIRECTOR" shall mean a director meeting the standards of an "independent director" as defined in Rule 4200(a) of the rules of the NASD as of the Closing Date.

                  "IP"  shall mean, collectively, IP Bermuda and IP Delaware.

                  "IP BERMUDA" shall mean Insurance Partners Offshore (Bermuda), L.P., a Bermuda limited partnership.

                  "IP DELAWARE" shall mean Insurance Partners, L.P., a Delaware limited partnership.

                  "IP GROUP" shall mean IP Delaware, IP Bermuda, their respective Affiliates, the respective officers, directors, and employees (and members of their respective families and trusts for the primary benefit of such family members) of the foregoing, and the respective limited partners of IP Delaware and IP Bermuda.

                  "IP GROUP CLOSING DATE SHARES" shall mean the number of shares of Common Stock owned by the IP Group as of the date of this Agreement as set forth on EXHIBIT B hereto.

                  "LICK EMPLOYMENT AGREEMENT" shall mean that certain Employment Agreement, dated as of December ______, 1997, between the Company and Fred Lick, Jr.

                  "OSBORNE" shall mean Turkey Vulture Fund, III, Ltd. an Ohio limited liability company.

                  "OSBORNE GROUP" shall mean Osborne, its Affiliates, and their respective officers, directors, and employees (and members of their respective families and trusts for the primary benefit of such family members).

                  "OSBORNE GROUP CLOSING DATE SHARES" shall mean the number of shares of Common Stock owned by the Osborne Group as of the date of this Agreement as set forth on EXHIBIT B hereto.

                  "PERSON" or " "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government or other agency or political subdivision thereof.

                  "REQUIRED HOLDERS" shall mean Holders who then own beneficially more than 66-2/3% of the aggregate number of shares of Common Stock subject to this Agreement.

                  "SAP" shall mean Strategic Acquisition Partners, LLC, a Nevada limited liability company.

                  "SAP GROUP" shall mean SAP, its Affiliates, and their respective officers, directors, and employees (and members of their respective families and trusts for the primary benefit of such family members).

                  "SAP GROUP CLOSING DATE SHARES" shall mean the number of shares of Common Stock owned by the SAP Group as of the date of this Agreement as set forth on EXHIBIT B hereto.

                  "STOCKHOLDERS AGREEMENT" shall mean that certain Stockholders Agreement, dated as of _____, 1998, among the Company and the various stockholders party thereto from time to time.


                                   ARTICLE II

                              ELECTION OF DIRECTORS

                  SECTION 2.1 BOARD OF DIRECTORS.

         (a) The Holders shall cause the Board of Directors of the Company to consist of nine directors, some or all, as applicable, of whom shall consist of the following individuals:

                  (i) IP DESIGNEES. Four individuals designated by IP, so long as the IP Group shall own a number of shares of Common Stock equal to at least 75% of the IP Group Closing Date Shares; three individuals designated by IP, so long as the IP Group shall own a number of shares of Common Stock equal to at least 50%, but less than 75%, of the IP Group Closing Date Shares; two individuals designated by IP, so long as the IP Group shall own a number of shares of Common Stock equal to at least 25%, but less than 50%, of the IP Group Closing Date Shares; and one individual designated by IP, so long as the IP Group shall own a number of shares of Common Stock equal to at least 10%, but less than 25%, of the IP Group Closing Date Shares;

                  (ii) SAP DESIGNEES. Two individuals designated by SAP, so long as the SAP Group shall own a number of shares of Common Stock equal to at least 50% of the SAP Closing Date Shares; and one individual designated by SAP, so long as the SAP Group shall own a number of shares of Common Stock equal to at least 10%, but less than 50%, of the SAP Group Closing Date Shares;

                  (iii) OSBORNE DESIGNEE. One individual designated by Osborne, so long as the Osborne Group shall own a number of shares of Common Stock equal to at least 25% of the Osborne Group Closing Date Shares;

                  (iv) NOVATNEY. John Novatney, until the earlier to occur of
         (A) December 31, 1999, or (B) the first date as of which the Company does not have a class of equity securities registered under either
         Section 12(b) or 12(g) of the Exchange Act; and

                  (v) LICK. Fred Lick, Jr. until the earlier to occur of (A) December 31, 1999, (B) termination of his employment under the Lick Employment Agreement, or (C) the first date as of which the Company does not have a class of equity securities registered under either Section 12(b) or 12(g) of the Exchange Act;

         PROVIDED, HOWEVER, that until the first date as of which the Company does not have a class of equity securities either registered under
         Section 12(b) or 12(g) of the Exchange Act, at least two of the individuals elected to the Board of Directors shall constitute Independent Directors; and PROVIDED FURTHER, that (i) none of IP, SAP or Osborne shall be required to designate an individual that constitutes an Independent Director so long as two individuals who constitute Independent Directors are nominated to serve as directors and SAP, IP and Osborne vote for their election; PROVIDED, that if the Company has cumulative voting with respect to the election of its directors, SAP, IP and Osborne shall be permitted to vote in favor of the SAP Designees, IP Designees and Osborne Designee as provided in this Section 2.1(a) to the extent necessary to ensure the election of such Designees prior to casting any votes in favor of such Independent Directors; (ii) in the event one or two of the individuals to be designated pursuant to the foregoing provisions must constitute an Independent Director in order to meet the requirements of the immediately preceding proviso, then, first, IP shall designate as one of its designees an individual that constitutes an Independent Director, and, second, SAP shall designate as one of its designees an individual that constitutes an Independent Director.

         (b) For purposes of the foregoing provisions and SECTION 2.2, in determining whether any person or group owns a specified number of shares of Common Stock for purposes of comparison to the number of shares owned by a person or group on the Closing Date, appropriate adjustment shall be made in each case to give effect to any stock splits, dividends or combinations.

         (c) If, prior to his election to the Board of Directors of the Company pursuant to SECTION 2.1, any designee shall be unable or unwilling to serve as a director of the Company, the Holder or Holders who designated such Designee shall be entitled to nominate a replacement who shall then be a Designee for purposes of this SECTION 2.1. If, following an election to the Board of Directors of the Company pursuant to SECTION 2.1, any Designee shall resign or be removed or be unable to serve for any reason prior to the expiration of his term as a director of the Company, the Holder or Holders who designated such Designee shall, within thirty (30) days of such event, notify the Board of Directors of the Company in writing of a replacement Designee, and either (i) the Holders shall vote their shares of Common Stock, at any regular or special meeting called for the purpose of filling positions on the Board of Directors of the Company or in any written consent executed in lieu of such a meeting of stockholders, and shall take all such other actions necessary to ensure the election to the Board of Directors of the Company of such replacement Designee to fill the unexpired term of the Designee who such new Designee is replacing or
(ii) the Board of Directors shall elect such replacement Designee to fill the unexpired term of the Designee who such new Designee is replacing. If any Holder requests that any Designee designated by such Holder be removed as a Director (with or without cause) by written notice thereof to the Company, then the Company shall take all actions necessary to effect, and each of the Holders shall vote all of its capital stock in favor of, such removal upon such request.

         (d) Each Holder shall vote its shares of Common Stock at any regular or special meeting of stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders and shall take all other actions necessary to give effect to the agreements contained in this Agreement (including, without limitation, the election of Designees as directors as described herein) and to ensure that the certificate of incorporation and bylaws as in effect immediately following the date hereof do not, at any time thereafter, conflict in any respect with the provisions of this Agreement. In order to effectuate the provisions of this SECTION 2.1, each Holder hereby agrees that when any action or vote is required to be taken by such Holder pursuant to this Agreement, such Holder shall use its best efforts to call, or cause the appropriate officers and directors of the Company to call, a special or annual meeting of stockholders of the Company, as the case may be, or execute or cause to be executed a consent in writing in lieu of any such meetings pursuant to applicable law.

                  SECTION 2.2 CONTINUED LISTING. Until the three year anniversary of the Closing Date, each Holder shall vote its shares of Common Stock in such manner that the Company shall not be voluntarily delisted from the Nasdaq National Market, except (y) in connection with (1) a transaction that would constitute a "Rule 13e-3 transaction" (as that term is defined under Rule 13e-3 under the Exchange Act as in effect on the date hereof) with respect to the Common Stock or (2) any other transaction that, if it were effected by the Company or an affiliate thereof, would constitute a "Rule 13e-3 transaction" (as so defined) with respect to the Common Stock, or (z) if the Company becomes listed on a national securities exchange.

                  SECTION 2.3 PROXY. Each Holder hereby grants to each of IP Delaware, SAP and Osborne, with full powers of substitution, an irrevocable proxy coupled with an interest as may be necessary to permit each of IP Delaware, SAP and Osborne, to vote the shares of the Holder granting such proxy in accordance with the requirements of Section 2.1 (by written consent or otherwise) in event the Holder fails to vote its shares of Common Stock as required under Section 2.1 within ten (10) days after notice from the party holding such proxy requesting such a vote.

                  SECTION 2.4 CUMULATIVE VOTING. As promptly as practicable following the Closing Date, the Company shall amend its Articles of Incorporation, Code of Regulations or Bylaws, as the case may be, to eliminate cumulative voting in the election of directors.

                  SECTION 2.5 PROXY STATEMENT. In connection with any annual meeting of the stockholders or special meeting of the stockholders of the Company called for the election of directors, the Company shall prepare and file, if required, with the Securities and Exchange Commission (the "COMMISSION") a proxy statement relating to such meeting (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT") which shall include the recommendation of the Board in favor of electing the directors specified in Section 2.1. Except in the event of termination of this Agreement, no modification or withdrawal of such recommendation shall release the Company of its obligation to submit the election of directors specified in Section 2.1 to its stockholders for their vote in accordance with applicable law. The Company shall use reasonable efforts to assure the election of the directors specified in Section 2.1.

                                   ARTICLE III

                            RESTRICTIONS ON TRANSFER

                  SECTION 3.1 RESTRICTIONS UPON TRANSFER. No Holder may effect, cause to be effected or permit any voluntary or involuntary sale, assignment or transfer of any shares of Common Stock or Common Stock Equivalents or any interest therein (a "TRANSFER"), except for Transfers pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act, unless the transferee agrees to be bound by the provisions of this Agreement and the Stockholders Agreement and such Transfer is, where applicable, made in compliance with the terms of the Stockholders Agreement; PROVIDED, that the Warrants and the Warrant Shares shall not be subject to this Agreement upon the Transfer to a beneficial owner other than IP, SAP, or Osborne and their respective affiliates. Any Transfer not complying with the provisions of this Agreement shall be void AB INITIO, shall not be effective for any purpose and any purported transferee of such a Transfer shall not acquire any right or interest in such Common Stock or the Company.

                  SECTION 3.2 RESTRICTIVE LEGENDS.

                  (a) For the term of this Agreement, each certificate representing the shares of Common Stock or Common Stock Equivalents subject hereto, and each instrument or certificate issued upon exchange or transfer thereof, shall be stamped or otherwise imprinted with the following legend:

                  "THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO TRANSFER RESTRICTIONS, VOTING LIMITATIONS, AND OTHER TERMS AND CONDITIONS CONTAINED IN A VOTING AGREEMENT DATED _______, 1998
         BY AND AMONG THE COMPANY AND CERTAIN OF ITS STOCKHOLDERS, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

                  (b) In addition, each certificate representing shares of Common Stock or Common Stock Equivalents subject hereto and each instrument or certificate issued upon exchange or Transfer thereof shall be stamped or otherwise imprinted with any and all legends required by applicable state and federal securities laws.


                                   ARTICLE IV

                                  MISCELLANEOUS

                  SECTION 4.1 TERM. The term of this Agreement shall begin on the Closing Date and shall remain in effect until the five (5) year anniversary of the Closing Date.

                  SECTION 4.2 AMENDMENT. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Holders; PROVIDED, that, no such amendment or waiver: (i) that is adverse to any Holder that owns more than 5% of the outstanding Common Stock shall be effective as to that Holder prior to the three (3) year anniversary of the Closing Date without the consent of such Holder or (ii) shall amend SECTION 2.1(A)(IV), SECTION 2.1(A)(V), the first proviso of SECTION 2.1(A) or SECTION 2.2 unless approved by a majority of the Independent Directors.

                  SECTION 4.3 SUCCESSORS AND ASSIGNS. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto including any and all subsequent Holders from time to time.

                  SECTION 4.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, as applicable to contracts executed and to be performed entirely in such state.

                  SECTION 4.5 ENTIRE AGREEMENT. Except as provided below, this Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing.

                  SECTION 4.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  SECTION IV.7  ENFORCEMENT.

                  (a) The Holders each acknowledge and agree that irreparable damage will occur if any of the provisions of this Agreement are not complied with in accordance with their specific terms. Accordingly, the Company will be entitled to an injunction to prevent breached of this Agreement and to enforce specifically its provisions in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which the Company may be entitled at law or in equity.

                  (b) No failure or delay on the part of any party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                  SECTION 4.8 SEVERABILITY. In case any provision of this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 4.9 NOTICES. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier, or registered or certified mail, postage prepaid return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

                           IF TO THE COMPANY:

                                    Central Reserve Life Corporation
                                    17800 Royalton Road
                                    Strongsville, Ohio  44136
                                    Facsimile No.:
                                                  ---------------------------
                                    Attention:
                                              -------------------------------


         If to any Holder, at its address listed on the signature pages hereof or in any joinder agreement.

         Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                                      * * *

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed on its behalf by its duly authorized officers, all as of the day and year first above written.

                                       Central Reserve Life Corporation


                                       By:
                                          ------------------------------------
                                      Its:
                                          ------------------------------------

                      SIGNATURE PAGE TO VOTING AGREEMENT
                      ----------------------------------


                                      NAME OF HOLDER:


                                      TURKEY VULTURE FUND XIII, LTD.

                                      By:
                                         --------------------------------------
                                                   Its Manager


                                      Address:

                                      7001 Center Street
                                      Mentor, Ohio  44060


                                      Copy to:

                                      Kohrman Jackson & Krantz, P.L.L.
                                      1375 East Ninth Street
                                      One Cleveland Center, 20th Floor
                                      Cleveland, Ohio  44114
                                      Attention: Marc C. Krantz

                                    SIGNATURE PAGE TO VOTING AGREEMENT
                                    ----------------------------------


                                      NAME OF HOLDER:


                                      INSURANCE PARTNERS, L.P., A Delaware
                                      limited partnership

                                      By:  Insurance GenPar, L.P., its general
                                             partner

                                               By:  Insurance GenPar MGP, Inc.


                                                    By:
                                                       ------------------------
                                                    Name:
                                                         ----------------------
                                                     Title:
                                                           --------------------


                                      Address:

                                      -----------------------------------------

                                      -----------------------------------------

                                      -----------------------------------------

                                      Attention:
                                                -------------------------------
                                      Copy to:
                                      Weil, Gotshal & Manges LLP
                                      767 Fifth Avenue
                                      New York, New York 10153
                                      Attention: Thomas A. Roberts

                         SIGNATURE PAGE TO VOTING AGREEMENT
                         ----------------------------------

                                     NAME OF HOLDER:

                                     INSURANCE PARTNERS OFFSHORE (BERMUDA),
                                     L.P.

                                     By:  Insurance GenPar (Bermuda), L.P.,
                                              its general partner


                                              By:  Insurance GenPar (Bermuda)
                                                       MGP, Inc.


                                                    By:
                                                       ------------------------
                                                    Name:
                                                         ----------------------
                                                    Title:
                                                          ---------------------

                             Address:

                             -------------------------------------------

                             -------------------------------------------

                             -------------------------------------------

                             -------------------------------------------

                            Attention:
                                      ----------------------------------

                             Copy to:

                             Weil, Gotshal & Manges LLP
                             767 Fifth Avenue
                             New York, New York  10153
                             Attention:  Thomas A. Roberts

                                    SIGNATURE PAGE TO VOTING AGREEMENT

                                            NAME OF HOLDER:

                                            STRATEGIC ACQUISITION PARTNERS, LLC


                                            By:
                                               --------------------------------
                                            Its:
                                                -------------------------------
                                            Address:

                                            20 North Wacker Drive
                                            Suite 3118
                                            Chicago, Illinois 60606
                                            Attention: Billy B. Hill

                                            Copy to:

                                            McDermott, Will & Emery
                                            227 West Monroe Street
                                            Chicago, Illinois 60606
                                            Attention: Stanley H. Meadows, P.C.

                                                                       EXHIBIT A


                                JOINDER AGREEMENT

                  Reference is made to (i) that certain Voting Agreement, dated as of _________, 1998, among Central Reserve Life Corporation, an Ohio corporation (the "COMPANY"), and the persons signatory thereto (as amended and in effect from time to time, the "VOTING AGREEMENT"), a copy of which is attached hereto, and (ii) that certain Stockholders Agreement, dated as of ___________, 1998, among the Company and the persons signatory thereto (as amended and in effect from time to time, the "STOCKHOLDERS AGREEMENT"), copy of which is attached hereto.

                  The undersigned, _________________________ [print name], in order to become the owner or holder of __________ shares of common stock of the Company, hereby agrees that by the undersigned's execution hereof, the undersigned is a party to the Voting Agreement and the Stockholders Agreement subject to all of the restrictions, conditions and obligations applicable to stockholders set forth in such agreements. This Joinder Agreement shall take effect and shall become a part of each such agreement immediately upon execution.
                  Executed as of the date set forth below.



                                   Signature:
                                             ----------------------------------
                                    Address:
                                            -----------------------------------

                                            -----------------------------------
                                            -----------------------------------
                                            -----------------------------------

                                      Date:
                                            -----------------------------------

ACCEPTED:

CENTRAL RESERVE LIFE CORPORATION


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------
Date:
     -------------------------

================================================================================



                             STOCKHOLDERS AGREEMENT

                        CENTRAL RESERVE LIFE CORPORATION













                             ----------------------


                      Dated as of __________________, 1998



                             ----------------------










================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

1.1      DEFINITIONS.................................................  1
1.2      RULES OF CONSTRUCTION.......................................  3
1.3      OTHER DEFINITIONS...........................................  4

                                   ARTICLE II
                   CERTAIN OTHER ACTIVITIES; FIDUCIARY DUTIES
                   ------------------------------------------

2.1      OTHER ACTIVITIES OF THE HOLDERS; FIDUCIARY DUTIES...........  4

                                   ARTICLE III
                             TRANSFERS OF SECURITIES
                             -----------------------

3.1      DRAG ALONG RIGHTS...........................................  4
3.2      TAG ALONG RIGHTS............................................  5
3.3      CERTAIN EVENTS NOT DEEMED TRANSFERS.........................  6
3.4      REPLACEMENT OF SECURITIES...................................  7
3.6      RESTRICTIVE LEGEND..........................................  7

                                   ARTICLE IV
                                   TERMINATION
                                   -----------

4.1      TERMINATION.................................................  7

                                    ARTICLE V
                                  MISCELLANEOUS
                                  -------------

5.1      NOTICES.....................................................  7
5.2      LEGAL HOLIDAYS..............................................  8
5.3      GOVERNING LAW...............................................  8
5.4      SUCCESSORS AND ASSIGNS......................................  8
5.5      DUPLICATE ORIGINALS.........................................  8
5.6      SEVERABILITY................................................  9
5.7      NO WAIVERS; AMENDMENTS......................................  9

                             STOCKHOLDERS AGREEMENT
                             ----------------------


         THIS STOCKHOLDERS AGREEMENT (this "AGREEMENT") dated as of _________________, 1998, is entered into by and among Central Reserve Life Corporation, an Ohio corporation (including its successors, the "COMPANY"), and the security holders listed on the signature pages of this Agreement.

         NOW, THEREFORE, for and in consideration of the premises, mutual covenants, and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                  "ACCREDITED INVESTOR" shall mean an "Accredited Investor," as defined in Regulation D, or any successor rule then in effect.

                  "AFFILIATE" shall mean, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by, or is under common control with that Person. For purposes of this definition, "CONTROL," and "CONTROLLED BY" when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise.

                  "AGREEMENT" shall mean this Agreement, as such from time to time may be amended.

                  "COMMON STOCK" shall mean shares of the Common Stock, without par value per share, of the Company, and any capital stock into which such Common Stock thereafter may be changed.

                  "COMMON STOCK EQUIVALENTS" shall mean, without duplication with any other Common Stock or Common Stock Equivalents, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock and securities convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

                  "COMPANY" shall have the meaning set forth in the introductory paragraph hereof.

                  "CO-SELLER" shall have the meaning set forth in Section 3.1.

                  "FULLY-DILUTED COMMON STOCK" shall mean, at any time, the then outstanding Common Stock plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion, or exchange of all then outstanding Common Stock Equivalents.

                  "HOLDER" shall mean (i) a securityholder listed on the signature page hereof and (ii) any direct or indirect transferee of any such securityholder who shall become a party to this Agreement.

                  "IP BERMUDA" shall mean Insurance Partners Offshore (Bermuda), L.P., a Bermuda limited partnership.

                  "IP DELAWARE" shall mean Insurance Partners, L.P., a Delaware limited partnership.

                  "IP GROUP" shall mean IP Delaware, IP Bermuda, their respective Affiliates, the respective officers, directors, and employees (and members of their respective families and trusts for the primary benefit of such family members) of any of the foregoing, and any Person that is a limited partner of IP Delaware or IP Bermuda.

                  "LEGAL HOLIDAY" shall have the meaning set forth in Section
         5.2.

                  "PARTICIPATION OFFER" shall have the meaning set forth in
         Section 3.2.

                  "PERSON" or "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government or other agency or political subdivision thereof.

                  "REGULATION D" shall mean Regulation D promulgated under the Securities Act by the SEC.

                  "REQUIRED HOLDERS" shall mean Holders who then own beneficially more than 66 2/3% of the aggregate number of shares of Common Stock subject to this Agreement.

                  "SAP" shall mean Strategic Acquisition Partners, LLC, a Nevada limited liability company.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "SIGNIFICANT DRAG SALE" shall have the meaning set forth in
         Section 3.1.

                  "SIGNIFICANT TAG SALE" shall have the meaning set forth in
         Section 3.2.

                  "SUBSIDIARY" of any Person shall mean (i) a corporation a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors, is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person, or by such Person and one or more subsidiaries of such Person, and (ii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person, or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

                  "TRANSFER" shall mean any disposition of any Common Stock or any interest therein that would constitute a "sale" thereof within the meaning of the Securities Act.

         1.2      RULES OF CONSTRUCTION. Unless the context otherwise requires:
(a) a term shall have the meaning assigned to it; (b) "OR" is not exclusive; (c) words in the singular shall include the plural, and words in the plural shall include the singular; (d) provisions apply to successive events and transactions; (e) the words "HEREOF," "HEREIN," "HEREUNDER," and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (f) words in the neuter or masculine gender shall include the feminine, masculine, and neuter genders; (g) all references to Articles and Sections refer to Articles and Sections of this Agreement; and (h) "INCLUDE" and derivatives thereof shall mean "including, without limitation."

         1.3 OTHER DEFINITIONS. Certain capitalized terms used in this Agreement, but not defined in this Article I, shall have the meanings set forth elsewhere in this Agreement.

                                   ARTICLE II
                   CERTAIN OTHER ACTIVITIES; FIDUCIARY DUTIES
                   ------------------------------------------

         2.1 OTHER ACTIVITIES OF THE HOLDERS; FIDUCIARY DUTIES. It is understood and accepted that the Holders and their Affiliates have interests in other business ventures which may be in conflict with the activities of the Company and its Subsidiaries and that, subject to applicable law, nothing in this Agreement shall limit the current or future business activities of the Holders whether or not such activities are competitive with those of the Company and its Subsidiaries. Nothing in this Agreement, express or implied, shall relieve any officer or director of the Company or any of its Subsidiaries, or any Holder, of any fiduciary or other duties or obligations they may have to the Company's stockholders. SAP, its Affiliates, its principals, and their respective officers and directors (collectively, the "SAP GROUP") shall devote their best efforts and full business and work time, attention and skill to the operations, business and affairs of the Company and its Subsidiaries. Without limiting the generality of the immediately preceding sentence, in the event there shall become available to any members of the SAP Group, directly or indirectly, through an affiliate or otherwise, any business opportunity (whether in the form of a transaction or otherwise) reasonably related to the business of the Company or any of its Subsidiaries, SAP shall cause such opportunity to be presented to the Company for its consideration and pursuit; PROVIDED, HOWEVER, that in the event the Company shall choose not to pursue such opportunity, no member of the SAP Group shall, directly or indirectly, through an Affiliate or otherwise, without the prior written consent of the Company (as authorized by its board of directors) (provided such consent is not unreasonably withheld or delayed), pursue such opportunity.


                                   ARTICLE III
                             TRANSFERS OF SECURITIES
                             -----------------------

         3.1      DRAG ALONG RIGHTS.

                  3.1.1 APPLICABILITY. In connection with any Transfer by members of the IP Group of shares of Common Stock and/or Common Stock Equivalents representing more than twenty percent (20%) of the outstanding shares of Common Stock (provided, that for the purposes of such calculation, the following shares of Common Stock shall be deemed to be issued and outstanding: (i) any shares of Common Stock to be Transferred that are to be issued pursuant to the exercise or conversion of any Common Stock Equivalents and (ii) any shares of Common Stock underlying any Common Stock Equivalents that are to be Transferred) in any one transaction or series of related transactions (a "SIGNIFICANT DRAG SALE"), the IP Group shall have the right to require each non-selling Holder (each, a "CO-SELLER") to Transfer a portion of its Common Stock and/or Common Stock Equivalents which represents the same percentage of the Fully-Diluted Common Stock held by such Co-Seller as the shares of Common Stock and/or Common Stock Equivalents being disposed of by the IP Group represent of the Fully-Diluted Common Stock held by the IP Group. (For example, if the IP Group is selling sixty-five percent (65%) of its Fully-Diluted Common Stock position, each Co-Seller shall be required to sell sixty-five percent (65%) of its Fully-Diluted Common Stock position.) All Common Stock Transferred by Holders pursuant to this Section 3.1 shall be sold at the same price and time and otherwise treated identically with the Common Stock being sold by the IP Group in all respects.

                  3.1.2 NOTICE OF SIGNIFICANT DRAG SALE. IP Delaware, on behalf of the IP Group, shall give each Co-Seller at least thirty (30) days' prior written notice of any Significant Drag Sale as to which the IP Group intends to exercise its rights under this Section 3.1. If the IP Group elects to exercise its rights under this Section 3.1, the Co-Sellers shall take such actions as may be reasonably required and otherwise cooperate in good faith with the IP Group in connection with consummating the Significant Drag Sale (including the voting of any Common Stock or other voting capital stock of the Company to approve such Significant Drag Sale). At the closing of such Significant Drag Sale, each Co- Seller shall deliver certificates for all shares of Common Stock to be sold by such Co-Seller, duly endorsed for transfer, with the signature guaranteed, to the purchaser against payment of the appropriate purchase price.

         3.2      TAG ALONG RIGHTS.

                  3.2.1 APPLICABILITY. In the event any Holder desires to effect a Transfer (other than a Transfer in an underwritten public offering pursuant to an effective registration statement under the Securities
         Act) of shares of Common Stock and/or Common Stock Equivalents representing more than twenty percent (20%) of the outstanding shares of Common Stock (provided, that for the purposes of such calculation, the following shares of Common Stock shall be deemed to be issued and outstanding: (i) any shares of Common Stock to be Transferred that are to be issued pursuant to the exercise or conversion of any Common Stock Equivalents and (ii) any shares of Common Stock underlying any Common Stock Equivalents that are to be Transferred) in any one transaction or series of related transactions (a "SIGNIFICANT TAG SALE"), and the IP Group does not elect to exercise its rights (if any) under Section 3.1, then at least thirty
         (30) days prior to the closing of such Significant Tag Sale, such Holder shall make an offer (the "PARTICIPATION OFFER") to each Co-Seller to include in the proposed Significant Tag Sale a portion of its Common Stock and/or Common Stock Equivalents which represents the same percentage of such Co-Seller's Fully- Diluted Common Stock as the shares of Common Stock and/or Common Stock Equivalents being sold by such Holder represent of its Fully-Diluted Common Stock; PROVIDED, HOWEVER, that, if the consideration to be received by such Holder includes any securities, only Co-Sellers who have certified to the reasonable satisfaction of such Holder that they are Accredited Investors shall be entitled to participate in such transfer, unless the transferee consents otherwise.

                  3.2.2 TERMS OF PARTICIPATION OFFER. The Participation Offer shall describe the terms and conditions of the proposed Significant Tag Sale and shall be conditioned upon (i) the consummation of the transactions contemplated in the Participation Offer with the transferee named therein, and (ii) each Co- Seller's execution and delivery of all agreements and other documents as the Holder is required to execute and deliver in connection with such Significant Tag Sale (provided that the Co-Seller shall not be required to make any representations or warranties in connection with such sale or transfer other than representations and warranties as to (A) such Co-Seller's ownership of his or its Common Stock to be sold or transferred free and clear of all liens, claims, and encumbrances, (B) such Co-Seller's power and authority to effect such transfer, and (C) such matters pertaining to compliance with securities laws as the transferee may reasonably require). If any Co-Seller shall accept the Participation Offer, the Holder shall reduce, to the extent necessary, the number of shares of Common Stock it otherwise would have sold in the proposed transfer so as to permit those Co-Sellers who have accepted the Participation Offer to sell the number of shares of Common Stock that they are entitled to sell under this Section 3.2, and the Holder and such Co-Sellers shall transfer the number of shares of Common Stock specified in the Participation Offer to the proposed transferee in accordance with the terms of such transfer as set forth in the Participation Offer.

         3.3 CERTAIN EVENTS NOT DEEMED TRANSFERS. In no event shall any exchange, reclassification, or other conversion of shares into any cash, securities, or other property pursuant to a merger or consolidation of the Company or any Subsidiary with, or any sale or transfer by the Company or any Subsidiary of all or substantially all its assets to, any Person constitute a Significant Drag Sale or a Significant Tag Sale for purposes of Section 3.1 or 3.2; PROVIDED, HOWEVER, that all of Holders of Common Stock receive the same consideration per share in such exchange, reclassification, or conversion. In addition, Sections 3.1 and 3.2 shall not apply to any transfer, sale, or disposition of shares of Common Stock solely among Holders.

         3.4 REPLACEMENT OF SECURITIES. If a mutilated certificate representing Common Stock is surrendered to the Company or if the Holder of a certificate representing Common Stock claims and submits an affidavit or other evidence, satisfactory to the Company, to the effect that any such certificate has been lost, destroyed, or wrongfully taken, the Company shall issue a replacement certificate if the Company's requirements are met. If required by the Company, such securityholder must provide an indemnity bond, or other form of indemnity, sufficient in the judgment of the Company to protect the Company against any loss which may be suffered; PROVIDED, HOWEVER, that no indemnity bond or other form of indemnity shall be required from a Holder who is an Accredited Investor.

         3.6 RESTRICTIVE LEGEND. Each certificate representing Common Stock issued to each Holder or a subsequent transferee shall include a legend in substantially the following form:

                  THIS SECURITY IS SUBJECT TO CERTAIN RIGHTS AND RESTRICTIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED AS OF [________________], 1998, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

                                   ARTICLE IV
                                   TERMINATION
                                   -----------

         4.1 TERMINATION. The provisions of this Agreement shall terminate on [__________], 2003 [the five year anniversary of execution and delivery].

                                    ARTICLE V
                                  MISCELLANEOUS
                                  -------------

         5.1 NOTICES. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier, or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

                  If to the Company:
                  ------------------

                           Central Reserve Life Corporation
                           17800 Royalton Road
                           Strongsville, Ohio 44136
                           Facsimile No.: [__________________]
                           Attention: [__________________]

         If to any Holder, at its address listed on the signature pages hereof.

         Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         5.2 LEGAL HOLIDAYS. A "LEGAL HOLIDAY" used with respect to a particular place of payment is a Saturday, a Sunday, or a day on which banking institutions at such place are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest on the amount of such payment shall accrue for the intervening period.

         5.3 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         5.4 SUCCESSORS AND ASSIGNS. Whether or not an express assignment has been made pursuant to the provisions of this Agreement, provisions of this Agreement that are for the Holders' benefit as the holders of any Common Stock are also for the benefit of, and enforceable by, all subsequent holders of Common Stock, except as otherwise expressly provided herein. This Agreement shall be binding upon the Company, each Holder, and their respective successors and assigns.

         5.5 DUPLICATE ORIGINALS. All parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together shall represent the same agreement.

         5.6 SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

         5.7      NO WAIVERS; AMENDMENTS.

                  5.7.1 No failure or delay on the part of the Company or any Holder in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law, in equity, or otherwise.

                  5.7.2 Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Holders; provided that no amendment or waiver that is adverse to any Holder that owns more than 5% of the outstanding Common Stock shall be effective as to that Holder prior to the three year anniversary of the date hereof without such Holder's consent.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                            CENTRAL RESERVE LIFE CORPORATION


                                            By:
                                                -------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                   -----------------------------

                    SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT
                    ----------------------------------------

                            NAME OF HOLDER:

                            INSURANCE PARTNERS, L.P., a Delaware
                            limited partnership

                            By:      Insurance GenPar, L.P., its general partner

                                     By:      Insurance GenPar MGP, Inc.



                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------


                            Address:


                            ----------------------------------------------------
                            ----------------------------------------------------
                            ----------------------------------------------------
                            ----------------------------------------------------
                            Attention:
                                       -----------------------------------------


                            Copy to:
                            Weil, Gotshal & Manges LLP
                            767 Fifth Avenue
                            New York, New York 10153
                            Attention: Thomas A. Roberts

                    SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT
                    ----------------------------------------

                            NAME OF HOLDER:

                            INSURANCE PARTNERS OFFSHORE
                            (BERMUDA), L.P.

                            By: Insurance GenPar (Bermuda), L.P., its general partner

                                     By:      Insurance GenPar (Bermuda) MGP,
                                              Inc.



                                              By:
                                                  ------------------------------
                                              Name:
                                                  ------------------------------
                                              Title:
                                                  ------------------------------


                            Address:
                            ---------------------------------------------------
                            ---------------------------------------------------
                            ---------------------------------------------------
                            ---------------------------------------------------




                            Attention:
                                      ------------------------------------------

                            Copy to:
                            Weil, Gotshal & Manges LLP
                            767 Fifth Avenue
                            New York, New York 10153
                            Attention: Thomas A. Roberts

                    SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT
                    ----------------------------------------

                            NAME OF HOLDER:

                            STRATEGIC ACQUISITION PARTNERS, LLC


                            By:
                               -------------------------------------------------
                            Name:
                                 -----------------------------------------------
                            Title:
                                  ----------------------------------------------


                            Address:
                            ----------------------------------------------------
                            ----------------------------------------------------
                            ----------------------------------------------------
                            ----------------------------------------------------
                            Attention:
                                      ------------------------------------------

                            Copy to:

                            ----------------------------------------------------
                            ----------------------------------------------------
                            ----------------------------------------------------

                    SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT
                    ----------------------------------------

                            NAME OF HOLDER:

                            TURKEY VULTURE FUND XIII [____]


                            By:
                               -------------------------------------------------
                            Name:
                                 -----------------------------------------------
                            Title:
                                  ----------------------------------------------

                            Address:

                            ----------------------------------------------------
                            ----------------------------------------------------
                            ----------------------------------------------------
                            ----------------------------------------------------


                            Attention:
                                      ------------------------------------------

                            Copy to:

                            ----------------------------------------------------
                            ----------------------------------------------------
                            ----------------------------------------------------